Exhibit 4.65

UNION ELECTRIC COMPANY

AND

TRUSTEE

INDENTURE

DATED AS OF

CROSS REFERENCE SHEET SHOWING THE LOCATION IN THE INDENTURE OF THE PROVISIONS INSERTED CORRELATIVE TO SECTIONS 310 THROUGH 318(a), INCLUSIVE, OF THE TRUST INDENTURE ACT OF 1939

Trust Indenture Act Section	Indenture Section

310 (a)(1)	9.09
(a)(2)	9.09
(a)(3)	Not Applicable
(a)(4)	Not Applicable
(a)(5)	9.09
(b)	9.08
(c)	Not Applicable
311 (a)	9.14
(b)	9.14
(c)	Not Applicable
312 (a)	7.01 and 7.03
(b)	7.03
(c)	7.03
313 (a)	7.02
(b)	7.02
(c)	7.02
(d)	7.02
314 (a)	7.01 and 6.06
(b)	Not Applicable
(c)(1)	1.03 and 15.05
(c)(2)	1.03 and 15.05
(c)(3)	Not Applicable
(d)	Not Applicable
(e)	15.05(b)
(f)	Not Applicable
315 (a)	9.01
(b)	8.08
(c)	9.01(a)
(d)	9.01(b)
(e)	8.09
316 (a)	8.07 and 10.04
(b)	8.04(b) and 13.02
(c)	10.06
317 (a)(1)	8.02(b)
(a)(2)	8.02(c)
(b)	5.02 and 6.04
318 (a)	15.07

NOTE: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

-i-

(continued)

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(continued)

-iii-

(continued)

		Page

Section 15.06	Business Days	35
Section 15.07	Trust Indenture Act To Control	35
Section 15.08	Table Of Contents, Headings, Etc.	35
Section 15.09	Execution In Counterparts	35
Section 15.10	Manner Of Mailing Notice To Noteholders	35
Section 15.11	Approval By Trustee Of Counsel	35
Section 15.12	Force Majeure	35

-iv-

THIS INDENTURE, dated as of                     , between UNION ELECTRIC COMPANY, a corporation duly organized and existing under the laws of the State of Missouri (the “COMPANY”), and                            , a          banking             , as trustee (the “TRUSTEE”).

WITNESSETH

WHEREAS, for its lawful corporate purposes, the Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its Notes (as hereinafter defined), to be issued in series as in this Indenture provided;

AND WHEREAS, all acts and things necessary to make this Indenture a valid and legally binding agreement according to its terms have been done and performed, and the execution of this Indenture and the issue hereunder of the Notes have in all respects been duly authorized;

NOW THEREFORE, THIS INDENTURE WITNESSETH:

That in order to declare the terms and conditions upon which the Notes are, and are to be authenticated, issued and delivered, and in consideration of the premises, of the purchase and acceptance of the Notes by the Holders thereof and of the sum of one dollar duly paid to it by the Trustee at the execution of this Indenture, the receipt whereof is hereby acknowledged, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective Holders from time to time of the Notes, as follows:

ARTICLE I

DEFINITIONS

Section 1.01 General. The terms defined in this Article I (whether or not capitalized and except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto or Company Order (as hereinafter defined) shall have the respective meanings specified in this Article I.

Section 1.02 Trust Indenture Act. (a) Whenever this Indenture refers to a provision of the Trust Indenture Act of 1939 (the “TIA”), such provision is incorporated by reference in and made a part of this Indenture.

(b) Unless otherwise indicated, all terms used in this Indenture that are defined by the TIA, defined by the TIA by reference to another statute or defined by a rule of the Commission under the TIA shall have the meanings assigned to them in the TIA or such statute or rule as in force on the date of execution of this Indenture.

Section 1.03 Definitions. For purposes of this Indenture, the following terms shall have the following meanings.

“AUTHENTICATING AGENT” shall mean any agent of the Trustee which shall be appointed and acting pursuant to Section 9.15 hereof.

“AUTHORIZED AGENT” shall mean any agent of the Company designated as such by an Officers’ Certificate delivered to the Trustee.

“BOARD OF DIRECTORS” shall mean the Board of Directors of the Company or any duly authorized committee of such Board.

“BOARD RESOLUTION” shall mean a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“BUSINESS DAY” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions or trust companies in the Borough of Manhattan, the City and State of New York, or in the city where the corporate trust office of the Trustee is located, are obligated or authorized by law or executive order to close.

“COMMISSION” shall mean the United States Securities and Exchange Commission, or if at any time hereafter the Commission is not existing or performing the duties now assigned to it under the TIA, then the body performing such duties.

“COMPANY” shall mean the corporation named as the “Company” in the first paragraph of this Indenture, and its successors and assigns permitted hereunder.

“COMPANY ORDER” shall mean a written order or certificate signed in the name of the Company by one of the Chairman, the President, any Vice President (whether or not designated by a number or numbers or a word or words added before or after the title “Vice President”), the Chief Financial Officer, Treasurer or an Assistant Treasurer of the Company, and delivered to the Trustee. At the Company’s option, a Company Order may take the form of a supplemental indenture to this Indenture.

“CORPORATE TRUST OFFICE OF THE TRUSTEE”, or other similar term, shall mean a corporate trust office of the Trustee, at which at any particular time its corporate trust business shall be principally administered, which office is at the date of the execution of this Indenture located at                                         .

“DEBT” shall mean any outstanding debt for money borrowed of the Company evidenced by notes, debentures, bonds, or other securities, or guarantees by the Company (without duplication) of any thereof.

“DEPOSITARY” shall mean, unless otherwise specified in a Company Order pursuant to Section 2.05 hereof, The Depository Trust Company, New York, New York (“DTC”), or any successor thereto registered and qualified as a clearing agency under the Securities Exchange Act of 1934, or other applicable statute or regulation.

“EVENT OF DEFAULT” shall mean any event specified in Section 8.01 hereof, continued for the period of time, if any, and after the giving of the notice, if any, therein designated.

“GAAP” shall mean generally accepted accounting principles in the United States of America as in effect on the date hereof, applied on a basis consistent with those used in the preparation of any financial statements referred to herein, unless otherwise stated herein.

“GLOBAL NOTE” shall mean a Note that, pursuant to Section 2.05 hereof, is issued to evidence Notes, that is delivered to the Depositary or pursuant to the instructions of the Depositary and that shall be registered in the name of the Depositary or its nominee.

“INDENTURE” shall mean this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented, and shall include the terms and provisions of a particular series of Notes established pursuant to Section 2.05 hereof.

“INTEREST PAYMENT DATE”, when used with respect to any Note, shall mean (a) each date designated as such for the payment of interest on such Note specified in a Company Order pursuant to Section 2.05 hereof (provided that the first Interest Payment Date for such Note, the Original Issue Date of which is after a Regular Record Date but prior to the respective Interest Payment Date, shall be the Interest Payment Date following the next succeeding Regular Record Date), (b) a date of Maturity of such Note and (c) only with respect to defaulted interest on such Note, the date established by the Trustee for the payment of such defaulted interest pursuant to Section 2.11 hereof.

“MATURITY,” when used with respect to any Note, shall mean the date on which the principal of such Note becomes due and payable as therein or herein provided, whether at the Stated Maturity thereof or by declaration of acceleration, redemption or otherwise.

“NOTE” or “NOTES” shall mean any Notes authenticated and delivered under this Indenture, including any Global Note.

“NOTEHOLDER”, “HOLDER OF NOTES” or “HOLDER” shall mean any Person in whose name at the time a particular Note is registered on the books of the Trustee kept for that purpose in accordance with the terms hereof.

“OFFICERS’ CERTIFICATE” when used with respect to the Company, shall mean a certificate signed by one of the Chairman, the President or any Vice President (whether or not designated by a number or numbers or a word or words added before or after the title “Vice President”), and by the Chief Financial Officer, Treasurer, any Assistant Treasurer, the Secretary or an Assistant Secretary of the Company; provided, that no individual shall be entitled to sign in more than one capacity.

“OPINION OF COUNSEL” shall mean an opinion in writing signed by legal counsel, who may be an employee of the Company, meeting the applicable requirements of Section 15.05 hereof. If the Indenture requires the delivery of an Opinion of Counsel to the Trustee, the text and substance of which has been previously delivered to the Trustee, the Company may satisfy such requirement by the delivery by the legal counsel that delivered such previous Opinion of Counsel of a letter to the Trustee to the effect that the Trustee may rely on such previous Opinion of Counsel as if such Opinion of Counsel was dated and delivered the date delivery of such Opinion of Counsel is required. Any Opinion of Counsel may contain reasonable conditions and qualifications.

“ORIGINAL ISSUE DATE” shall mean for a Note, or portions thereof, the date upon which it, or such portion, was issued by the Company pursuant to this Indenture and authenticated by the Trustee (other than in connection with a transfer, exchange or substitution).

“OUTSTANDING”, when used with reference to Notes, shall, subject to Section 10.04 hereof, mean, as of any particular time, all Notes authenticated and delivered by the Trustee under this Indenture, except

(a) Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(b) Notes, or portions thereof, for the payment or redemption of which moneys in the necessary amount shall have been deposited in trust with the Trustee or with any paying agent (other than the Company), provided that if such Notes are to be redeemed prior to the Stated Maturity thereof, irrevocable notice of such redemption shall have been given as provided in Article III, or provisions satisfactory to the Trustee shall have been made for giving such notice;

(c) Notes, or portions thereof, that have been paid and discharged or are deemed to have been paid and discharged pursuant to the provisions of this Indenture; and

(d) Notes in lieu of or in substitution for which other Notes shall have been authenticated and delivered, or which have been paid, pursuant to Section 2.07 hereof.

“PERIODIC OFFERING” means an offering of Notes of a series from time to time the specific terms of which Notes, including without limitation the rate or rates of interest, if any, thereon, the Stated Maturity or Maturities thereof and the redemption provisions, if any, with respect thereto, are to be determined by the Company or its agents upon the issuance of such Notes.

“PERSON” shall mean any individual, corporation, company partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization or government or any agent or political subdivision thereof.

“PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY” shall mean 1901 Chouteau Avenue, St. Louis, Missouri 63103, or such other place where the main corporate offices of the Company are located as designated in writing to the Trustee by an Authorized Agent.

“REGULAR RECORD DATE” shall mean, unless otherwise specified in a Company Order pursuant to Section 2.05 hereof, for an Interest Payment Date for a particular Note (except for an Interest Payment Date with respect to defaulted interest on such Note) (a) the fifteenth day next preceding each Interest Payment Date (unless the Interest Payment Date is the date of Maturity of such Note, in which event, the Regular Record Date shall be as described in clause (b) hereof) and (b) the date of Maturity of such Note.

“RESPONSIBLE OFFICER” or “RESPONSIBLE OFFICERS” when used with respect to the Trustee shall mean one or more of the following: any vice president, any assistant vice president, any assistant treasurer, any trust officer, any assistant trust officer, or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his or her knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“SPECIAL RECORD DATE” shall mean, with respect to any Note, the date established by the Trustee in connection with the payment of defaulted interest on such Note pursuant to Section 2.11 hereof.

“STATED MATURITY” shall mean with respect to any Note, the last date on which principal on such Note becomes due and payable as therein or herein provided, other than by declaration of acceleration or redemption.

“TRUSTEE” shall mean                      and, subject to Article IX, shall also include any successor Trustee.

“U.S. GOVERNMENT OBLIGATIONS” shall mean (i) direct non-callable obligations of, or non-callable obligations guaranteed as to timely payment of principal and interest by, the United States of America or obligations of a person controlled or supervised by and acting as an agency or instrumentality thereof for the payment of which obligations or guarantees the full faith and credit of the United States is pledged or (ii) certificates or receipts representing direct ownership interests in obligations or specified portions (such as principal or interest) of obligations described in clause (i) above, which obligations are held by a custodian in safekeeping in a manner satisfactory to the Trustee.

ARTICLE II

FORM, ISSUE, EXECUTION,

REGISTRATION AND EXCHANGE OF NOTES

Section 2.01 Forms Generally. (a) If the Notes are in the form of a Global Note they shall be in substantially the form set forth in Exhibit A to this Indenture, and, if the Notes are not in the form of a Global Note, they shall be in substantially the form set forth in Exhibit B to this Indenture, or, in any case, in such other form as shall be established by a Company Order pursuant to Section 2.05(c) hereof, or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with applicable rules of any securities exchange or of the Depositary or with applicable law or as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution of such Notes.

(b) The definitive Notes shall be typed, printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Notes, as evidenced by their execution of such Notes.

Section 2.02 Form Of Trustee’s Certificate Of Authentication. The Trustee’s certificate of authentication on all Notes shall be in substantially the following form:

Trustee’s Certificate of Authentication

This Note is one of the Notes of the series herein designated, described or provided for in the within-mentioned Indenture.

,
as Trustee

By:
Authorized Signatory

Dated:

Section 2.03 Amount Unlimited. The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is unlimited, subject to compliance with the provisions of this Indenture.

Section 2.04 Denominations, Dates, Interest Payment And Record Dates. (a) The Notes of each series shall be issuable in registered form without coupons in denominations of $1,000 and integral multiples thereof or such other amount or amounts as may be authorized by the Board of Directors in a Board Resolution or a Company Order pursuant to a Board Resolution or in one or more indentures supplemental hereto; provided, that the principal amount of a Global Note shall not exceed $500,000,000 unless otherwise permitted by the Depositary.

(b) Each Note shall be dated and issued as of the date of its authentication by the Trustee, and shall bear an Original Issue Date; each Note issued upon transfer, exchange or substitution of a Note shall bear the Original Issue Date or Dates of such transferred, exchanged or substituted Note, subject to the provisions of Section 2.13(d) hereof.

(c) Each Note shall accrue interest from the later of (1) its Original Issue Date or the date specified in such Note and (2) the most recent date to which interest has been paid or duly provided for with respect to such Note until the principal of such Note is paid or made available for payment, and interest on each Note shall be payable on each Interest Payment Date after the Original Issue Date.

(d) Each Note shall mature on a Stated Maturity specified in the Note. The principal amount of each outstanding Note shall be payable on the Stated Maturity date specified therein.

(e) Unless otherwise specified in a Company Order pursuant to Section 2.05 hereof, interest on each of the Notes shall be calculated on the basis of a 360-day year of twelve 30-day months (and for any partial periods shall be calculated on the basis of the number of days elapsed in a 360-day year of twelve 30-day months) and shall be computed at a fixed rate until the Stated Maturity of such Notes. The method of computing interest on any Notes not bearing a fixed rate of interest shall be set forth in a Company Order pursuant to Section 2.05 hereof. Unless otherwise specified in a Company Order pursuant to Section 2.05 hereof, principal, interest and premium on the Notes shall be payable in the currency of the United States.

(f) Except as provided in the following sentence, the Person in whose name any Note is registered at the close of business on any Regular Record Date or Special Record Date with respect to an Interest Payment Date for such Note shall be entitled to receive the interest payable on such Interest Payment Date notwithstanding the cancellation of such Note upon any registration of transfer, exchange or substitution of such Note subsequent to such Regular Record Date or Special Record Date and prior to such Interest Payment Date. Any interest payable at Maturity shall be paid to the Person to whom the principal of such Note is payable.

(g) So long as the Trustee is the registrar and paying agent, the Trustee shall, as soon as practicable but no later than the Regular Record Date preceding each applicable Interest Payment Date, provide to the Company a list of the principal, interest and premium to be paid on Notes on such Interest Payment Date. The Trustee shall assume responsibility for withholding taxes on interest paid as required by law except with respect to any Global Note.

Section 2.05 Execution, Authentication, Delivery And Dating.

(a) The Notes shall be executed on behalf of the Company by one of its Chairman, President, any Vice President (whether or not designated by a number or numbers or a word or words added before or after the title “Vice President”), the Chief Financial Officer, Treasurer or an Assistant Treasurer of the Company and attested by the Secretary or an Assistant Secretary of the Company. The signature of any of these officers on the Notes may be manual or facsimile. Typographical and other minor errors or defects in any such signature shall not affect the validity or enforceability of any Note that has been duly authenticated and delivered by the Trustee.

(b) Notes bearing the manual or facsimile signatures of individuals who were at the time of execution the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

(c) At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes of any series executed by the Company to the Trustee for authentication, together with or preceded by one or more Company Orders for the authentication and delivery of such Notes, and the Trustee in accordance with any such Company Order shall authenticate and make available for delivery such Notes; provided, however, that, with respect to Notes of a series subject to a Periodic Offering, (A) such Company Order may be delivered by the Company to the Trustee prior to the delivery to the Trustee of such Notes for authentication and delivery, (B) the Trustee shall authenticate and deliver Notes of such series for original issue from time to time, in an aggregate principal amount not exceeding the aggregate principal amount established for such series, all pursuant to a further Company Order or pursuant to such procedures acceptable to the Trustee as may be specified from time to time by such further Company Order, (C) the Stated Maturity or Maturities, Original Issue Date or Dates, interest rate or rates and any other terms of Notes of such series shall be determined by such further Company Order or pursuant to such procedures and (D) if provided for in such procedures, such Company Order may authorize authentication and delivery pursuant to oral or electronic instructions from the Company or its duly authorized agent or agents, which oral instructions shall be promptly confirmed in writing.

Such Company Order shall specify the following with respect to each series of Notes: (i) the title of the Notes of such series (which shall distinguish the Notes of such series from Notes of all other series) and any limitations on the aggregate principal amount of the Notes to be issued as part of such series, (ii) the Original Issue Date for such series, (iii) the Stated Maturity of Notes of such series, (iv) the interest rate or rates, or method of calculation of such rate or rates, for such series and the date from which such interest will accrue, (v) the terms, if any, regarding the optional or mandatory redemption of such series, including redemption date or dates of such series, if any, and the price or prices applicable to such redemption, (vi) whether or not the Notes of such series shall be issued in whole or in part in the form of a Global Note and, if so, the Depositary for such Global Note if not DTC, (vii) if the form of the Notes of such series is not as described in Exhibit A or Exhibit B hereto, the form of the Notes of such series, (viii) the maximum annual interest rate, if any, of the Notes permitted for such series, (ix) the period or periods within which, the price or prices at which and the terms and conditions upon which such series may be repaid, in whole or in part, at the option of the Holder thereof, (x) the establishment of any office or agency pursuant to Section 6.02 hereof, and (xi) any other terms of such series not inconsistent with this Indenture. With respect to Notes of a series subject to a Periodic Offering, such Company Order may provide general terms or parameters for Notes of such series and provide either that the specific terms of particular Notes of such series shall be specified in a further Company Order or that such terms shall be determined by the Company or its agents in accordance with such further Company Order as contemplated by the proviso of the first sentence of this Section 2.05(c).

Prior to authenticating Notes of any series, and in accepting the additional responsibilities under this Indenture in relation to such Notes, the Trustee shall receive from the Company the following at or before the issuance of such series of Notes, and (subject to Section 9.01 hereof) shall be fully protected in relying upon, unless and until such documents have been superseded or revoked prior to such issuance:

(1) A Board Resolution authorizing such Company Order or Orders and, if the form of Notes is established by a Board Resolution or a Company Order pursuant to a Board Resolution, a copy of such Board Resolution;

(2) At the option of the Company, either an Opinion of Counsel or a letter addressed to the Trustee permitting it to rely on an Opinion of Counsel, stating substantially the following subject to customary qualifications and exceptions:

(A) if the form of such Notes has been established by or pursuant to a Board Resolution, a Company Order pursuant to a Board Resolution, or in a supplemental indenture as permitted by Section 2.01 hereof, that such form has been established in conformity with this Indenture;

(B) that the Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws of general application relating to or affecting the enforcement of creditors’ rights, the application of general principles of equity (regardless of whether such application is made in a proceeding at law or in equity) and by an implied covenant of good faith and fair dealing and except as enforcement of provisions of the Indenture may be limited by state laws affecting the remedies for the enforcement of the security provided for in the Indenture;

(C) that this Indenture is qualified to the extent required under the TIA;

(D) that such Notes have been duly authorized and executed by the Company, and when authenticated by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws of general application relating to or affecting the enforcement of creditors’ rights, the application of general principles of equity (regardless of whether such application is made in a proceeding at law or in equity) and by an implied covenant of good faith and fair dealing and except as enforcement of provisions of this Indenture may be limited by state laws affecting the remedies for the enforcement of the security provided for in this Indenture;

(E) that the issuance of such Notes will not result in any default under this Indenture;

(F) that all consents or approvals of the Missouri Public Service Commission (or any successor agency) and of any other federal or state regulatory agency required in connection with the Company’s execution and delivery of this Indenture and such Notes have been obtained and are in full force and effect (except that no statement need be made with respect to state securities laws); and

(G) that all conditions that must be met by the Company to issue Notes under this Indenture have been met.

(3) An Officers’ Certificate stating that (i) the Company is not, and upon the authentication by the Trustee of such Notes, will not be in default under any of the terms or covenants contained in this Indenture and (ii) all conditions that must be met by the Company to issue Notes under this Indenture have been met.

(d) No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by the manual signature of an authorized officer, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

(e) If all Notes of a series are not to be authenticated and issued at one time in connection with a Periodic Offering, the Company shall not be required to deliver the Company Order, Board Resolution, Officers’ Certificate and Opinion of Counsel (including any of the foregoing that would be otherwise required pursuant to Section 15.05 hereof) described in Section 2.05(c) hereof at or prior to the authentication of each Note of such series, if such items are delivered at or prior to the time of authentication of the first Note of such series to be authenticated and issued.

Section 2.06 Exchange And Registration Of Transfer Of Notes. (a) Subject to Section 2.13 hereof, Notes of any series may be exchanged for one or more new Notes of the same series of any authorized denominations and of a like aggregate principal amount, series and Stated Maturity and having the same terms and Original Issue Date. Notes to be exchanged shall be surrendered at any of the offices or agencies to be maintained pursuant to Section 6.02 hereof, and the Trustee shall authenticate and deliver in exchange therefor the Note or Notes of such series which the Noteholder making the exchange shall be entitled to receive.

(b) The Trustee shall keep, at one of said offices or agencies, a register or registers in which, subject to such reasonable regulations as it may prescribe, the Trustee shall register or cause to be registered Notes and shall register or cause to be registered the transfer of Notes as in this Article II provided. Such register shall be in written form or in any other form capable of being converted into written form within a reasonable time. At all reasonable times upon reasonable prior written notice, such register shall be open for inspection by the Company. Upon due presentment for registration of transfer of any Note at any such office or agency, the Company shall execute and the Trustee shall register, authenticate and deliver in the name of the transferee or transferees one or more new Notes of any authorized denominations and of a like aggregate principal amount, series and Stated Maturity and having the same terms and Original Issue Date.

(c) All Notes presented for registration of transfer or for exchange, redemption or payment shall be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and the Trustee and duly executed by the Holder or the attorney in fact of such Holder duly authorized in writing.

(d) No service charge shall be made for any exchange or registration of transfer of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

(e) The Trustee shall not be required to exchange or register the transfer of any Notes selected, called or being called for redemption (including Notes, if any, redeemable at the option of the Holder provided such Notes are then redeemable at such Holder’s option) except, in the case of any Note to be redeemed in part, the portion thereof not to be so redeemed.

(f) If the principal amount, and applicable premium, of part, but not all of a Global Note is paid, then upon surrender to the Trustee of such Global Note, the Company shall execute, and the Trustee shall authenticate, deliver and register, a Global Note in an authorized denomination in aggregate principal amount equal to, and having the same terms, Original Issue Date and series as, the unpaid portion of such Global Note.

Section 2.07 Mutilated, Destroyed, Lost Or Stolen Notes. (a) If any temporary or definitive Note shall become mutilated or be destroyed, lost or stolen, the Company shall execute, and upon its written request the Trustee shall authenticate and deliver, a new Note of like form and principal amount and having the same terms and

Original Issue Date and bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated Note, or in lieu of and in substitution for the Note so destroyed, lost or stolen. In every case the applicant for a substituted Note shall furnish to the Company, the Trustee and any paying agent or Authenticating Agent such security or indemnity as may be required by them to save each of them harmless, and, in every case of destruction, loss or theft of a Note, the applicant shall also furnish to the Company and to the Trustee evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

(b) The Trustee shall authenticate any such substituted Note and deliver the same upon the written request or authorization of any officer of the Company. Upon the issuance of any substituted Note, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. If any Note which has matured, is about to mature or has been called for redemption shall become mutilated or be destroyed, lost or stolen, the Company may, instead of issuing a substituted Note, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated Note) if the applicant for such payment shall furnish to the Company, the Trustee and any paying agent or Authenticating Agent such security or indemnity as may be required by them to save each of them harmless and, in case of destruction, loss or theft, evidence satisfactory to the Company and the Trustee of the destruction, loss or theft of such Note and of the ownership thereof.

(c) Every substituted Note issued pursuant to this Section 2.07 by virtue of the fact that any Note is mutilated, destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not such destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder. All Notes shall be held and owned upon the express condition that, to the extent permitted by law, the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes and shall preclude to the full extent permitted by applicable law any and all other rights or remedies with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

Section 2.08 Temporary Notes. Pending the preparation of definitive Notes of any series, the Company may execute and the Trustee shall authenticate and deliver temporary Notes (printed, lithographed or otherwise reproduced). Temporary Notes shall be issuable in any authorized denomination and substantially in the form of the definitive Notes but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Company. Every such temporary Note shall be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with the same effect, as the definitive Notes. Without unreasonable delay the Company shall execute and shall deliver to the Trustee definitive Notes of such series and thereupon any or all temporary Notes of such series shall be surrendered in exchange therefor at the corporate trust office of the Trustee, and the Trustee shall authenticate, deliver and register in exchange for such temporary Notes an equal aggregate principal amount of definitive Notes of such series. Such exchange shall be made by the Company at its own expense and without any charge therefor to the Noteholders. Until so exchanged, the temporary Notes of such series shall in all respects be entitled to the same benefits under this Indenture as definitive Notes of such series authenticated and delivered hereunder.

Section 2.09 Cancellation Of Notes Paid, Etc. All Notes surrendered for the purpose of payment, redemption, exchange or registration of transfer shall be surrendered to the Trustee for cancellation and promptly cancelled by it and no Notes shall be issued in lieu thereof except as expressly permitted by this Indenture. The Company shall surrender to the Trustee any Notes so acquired by it and such Notes shall be cancelled by the Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes so cancelled.

Section 2.10 Interest Rights Preserved. Each Note delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Note shall carry all the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note, and each such Note shall be so dated that neither gain nor loss of interest shall result from such transfer, exchange or substitution.

Section 2.11 Special Record Date. If and to the extent that the Company fails to make timely payment or provision for timely payment of interest on any series of Notes (other than on an Interest Payment Date that is a Maturity date), that interest shall cease to be payable to the Persons who were the Noteholders of such series at the applicable Regular Record Date. In that event, when moneys become available for payment of the interest, the

Trustee shall (a) establish a date of payment of such interest and a Special Record Date for the payment of that interest, which Special Record Date shall be not more than 15 or fewer than 10 days prior to the date of the proposed payment and (b) mail notice of the date of payment and of the Special Record Date not fewer than 10 days preceding the Special Record Date to each Noteholder of such series at the close of business on the 15th day preceding the mailing at the address of such Noteholder, as it appeared on the register for the Notes. On the day so established by the Trustee the interest shall be payable to the Holders of the applicable Notes at the close of business on the Special Record Date.

Section 2.12 Payment Of Notes. Payment of the principal of and interest and premium on all Notes shall be payable as follows:

(a) On or before 9:30 a.m., New York City time, or such other time as shall be agreed upon between the Trustee and the Company, of the day on which payment of principal, interest and premium is due on any Global Note pursuant to the terms thereof, the Company shall deliver to the Trustee funds available on such date sufficient to make such payment, by wire transfer of immediately available funds or by instructing the Trustee to withdraw sufficient funds from an account maintained by the Company with the Trustee or such other method as is acceptable to the Trustee. On or before 12:00 noon, New York City time, or such other time as shall be agreed upon between the Trustee and the Depositary, of the day on which any payment of interest is due on any Global Note (other than at Maturity), the Trustee shall pay to the Depositary such interest in same day funds. On or before 1:00 p.m., New York City time or such other time as shall be agreed upon between the Trustee and the Depositary, of the day on which principal, interest payable at Maturity and premium, if any, is due on any Global Note, the Trustee shall deposit with the Depositary the amount equal to the principal, interest payable at Maturity and premium, if any, by wire transfer into the account specified by the Depositary. As a condition to the payment, at Maturity, of any part of the principal of, interest on and applicable premium of any Global Note, the Depositary shall surrender, or cause to be surrendered, such Global Note to the Trustee, whereupon a new Global Note shall be issued to the Depositary pursuant to Section 2.06(f) hereof.

(b) With respect to any Note that is not a Global Note, principal, applicable premium and interest due at the Maturity of the Note shall be payable in immediately available funds when due upon presentation and surrender of such Note at the corporate trust office of the Trustee or at the authorized office of any paying agent in the Borough of Manhattan, The City and State of New York. Interest on any Note that is not a Global Note (other than interest payable at Maturity) shall be paid by check payable in clearinghouse funds mailed to the Holder thereof at such Holder’s address as it appears on the register; provided that if the Trustee receives a written request from any Holder of Notes, the aggregate principal amount of which having the same Interest Payment Date equals or exceeds $10,000,000, on or before the applicable Regular Record Date for such Interest Payment Date, interest on such Note shall be paid by wire transfer of immediately available funds to a bank within the continental United States designated by such Holder in its request or by direct deposit into the account of such Holder designated by such Holder in its request if such account is maintained with the Trustee or any paying agent.

Section 2.13 Notes Issuable In The Form Of A Global Note. (a) If the Company shall establish pursuant to Section 2.05 hereof that the Notes of a particular series are to be issued in the form of one or more Global Notes, then the Company shall execute and the Trustee shall, in accordance with Section 2.05 hereof and the Company Order delivered to the Trustee thereunder, authenticate and deliver such Global Note or Notes, which, unless otherwise specified in such Company Order, (i) shall represent, shall be denominated in an amount equal to the aggregate principal amount of, and shall have the same terms as, the outstanding Notes of such series to be represented by such Global Note or Notes, (ii) shall be registered in the name of the Depositary or its nominee, (iii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instruction and (iv) shall bear a legend substantially to the following effect:

“This Note is a Global Note registered in the name of the Depositary (referred to herein) or a nominee thereof and, unless and until it is exchanged in whole for the individual Notes represented hereby as provided in the Indenture referred to below, this Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Unless this Global Note is presented by an authorized representative of The Depository Trust Company

(55 Water Street, New York, New York) to the Trustee for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful since the registered owner hereof, Cede & Co., has an interest herein” or such other legend as may be required by the rules and regulations of the Depositary.

(b) (i) If at any time the Depositary for a Global Note notifies the Company that it is unwilling or unable to continue as Depositary for such Global Note or if at any time the Depositary for the Global Note shall no longer be eligible or in good standing under the Securities Exchange Act of 1934, or other applicable statute or regulation, the Company shall appoint a successor Depositary with respect to such Global Note. If a successor Depositary for such Global Note is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company’s election pursuant to Section 2.05(c)(vi) hereof shall no longer be effective with respect to the series of Notes evidenced by such Global Note and the Company shall execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of individual Notes of such series in exchange for such Global Note, shall authenticate and deliver, individual Notes of such series of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of such Global Note in exchange for such Global Note. The Trustee shall not be charged with knowledge or notice of the ineligibility of a Depositary unless a Responsible Officer shall have actual knowledge thereof.

(ii) (A) The Company may at any time and in its sole discretion determine that all (but not less than all) outstanding Notes of a series issued or issuable in the form of one or more Global Notes shall no longer be represented by such Global Note or Notes. In such event the Company shall execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of individual Notes in exchange for such Global Note, shall authenticate and deliver individual Notes of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of such Global Note or Notes in exchange for such Global Note or Notes.

(B) Within seven days after the occurrence of an Event of Default with respect to any series of Global Notes, the Company shall execute, and the Trustee shall authenticate and deliver, Notes of such series in definitive registered form in any authorized denominations and in aggregate principal amount equal to the principal amount of such Global Notes in exchange for such Global Notes.

(iii) In any exchange provided for in any of the preceding two paragraphs, the Company will execute and the Trustee will authenticate and deliver individual Notes in definitive registered form in authorized denominations. Upon the exchange of a Global Note for individual Notes, such Global Note shall be cancelled by the Trustee. Notes issued in exchange for a Global Note pursuant to this Section shall be registered in such names and in such authorized denominations as the Depositary for such Global Note, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Notes to the Depositary for delivery to the persons in whose names such Notes are so registered, or if the Depositary shall refuse or be unable to deliver such Notes, the Trustee shall deliver such Notes to the persons in whose names such Notes are registered, unless otherwise agreed upon between the Trustee and the Company, in which event the Company shall cause the Notes to be delivered to the persons in whose names such Notes are registered.

(c) Neither the Company, the Trustee, any Authenticating Agent nor any paying agent shall have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests of a Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

(d) Pursuant to the provisions of this subsection, at the option of the Trustee (subject to Section 2.04(a) hereof) and upon 30 days’ written notice to the Depositary but not prior to the first Interest Payment Date of the respective Global Notes, the Depositary shall be required to surrender any two or more Global Notes which have identical terms, including, without limitation, identical maturities, interest rates and redemption provisions (but which may have differing Original Issue Dates) to the Trustee, and the Company shall execute and the Trustee shall authenticate and deliver to, or at the direction of, the Depositary a Global Note in principal amount equal to the aggregate principal amount of, and with all terms identical to, the Global Notes surrendered thereto and that shall indicate each applicable Original Issue Date and the principal amount applicable to each such Original Issue Date. The exchange contemplated in this subsection shall be consummated at least 30 days prior to any Interest Payment Date applicable to any of the Global Notes surrendered to the Trustee. Upon any exchange of any Global Note with two or more Original Issue Dates, whether pursuant to this Section or pursuant to Section 2.06 or Section 3.03 hereof, the aggregate principal amount of the Notes with a particular Original Issue Date shall be the same before and after such exchange, after giving effect to any retirement of Notes and the Original Issue Dates applicable to such Notes occurring in connection with such exchange.

Section 2.14 CUSIP and ISIN Numbers. The Company in issuing Notes may use “CUSIP” or “ISIN” numbers (if then generally in use) and, if so used, the Trustee shall use “CUSIP” or “ISIN” numbers in notices of redemption as a convenience to holders of Notes; provided, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or contained in any notice of redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee of any change in the “CUSIP” or “ISIN” numbers.

ARTICLE III

REDEMPTION OF NOTES

Section 3.01 Applicability Of Article. Such of the Notes of any series as are, by their terms, redeemable prior to their Stated Maturity at the option of the Company, may be redeemed by the Company at such times, in such amounts and at such prices as may be specified therein and in accordance with the provisions of this Article III.

Section 3.02 Notice Of Redemption; Selection Of Notes. (a) The election of the Company to redeem any Notes shall be evidenced by a Board Resolution which shall be given with notice of redemption to the Trustee at least 15 days (or such shorter period acceptable to the Trustee in its sole discretion) prior to the date the notice of redemption is to be sent to each Holder.

(b) Notice of redemption to each Holder of Notes to be redeemed as a whole or in part shall be given by the Trustee, in the manner provided in Section 15.10 hereof, no less than 30 or more than 60 days prior to the date fixed for redemption. Any notice which is given in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Noteholder receives the notice. In any case, failure duly to give such notice, or any defect in such notice, to the Holder of any Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Note.

(c) Each such notice shall identify the Notes to be redeemed (including “CUSIP” or “ISIN” numbers) and shall specify the date fixed for redemption, the places of redemption and the redemption price (or the method for calculation thereof) at which such Notes are to be redeemed, and shall state that (subject to subsection (e) of this section) payment of the redemption price of such Notes or portion thereof to be redeemed will be made upon surrender of such Notes at such places of redemption, that interest accrued to the date fixed for redemption will be paid as specified in such notice, and that from and after such date interest thereon shall cease to accrue. If less than all of a series of Notes having the same terms are to be redeemed, the notice shall specify the Notes or portions thereof to be redeemed. If any Note is to be redeemed in part only, the notice which relates to such Note shall state the portion of the principal amount thereof to be redeemed, and shall state that, upon surrender of such Note, a new Note or Notes having the same terms in aggregate principal amount equal to the unredeemed portion thereof will be issued.

(d) Unless otherwise provided by a Company Order under Section 2.05 hereof, if less than all of a series of Notes is to be redeemed, the Trustee shall select in such manner as it shall deem appropriate and fair in its discretion the particular Notes to be redeemed in whole or in part and shall thereafter promptly notify the Company and the Depositary in writing of the Notes so to be redeemed. If less than all of a series of Notes represented by a Global Note is to be redeemed, the particular Notes or portions thereof of such series to be redeemed shall be selected by the Trustee for such series of Notes in such manner as the Trustee shall determine. Notes shall be redeemed only in denominations of $1,000, provided that any remaining principal amount of a Note redeemed in part shall be a denomination authorized under this Indenture.

(e) If at the time of the mailing of any notice of redemption at the option of the Company, the Company shall not have irrevocably directed the Trustee to apply funds then on deposit with the Trustee or held by it and available to be used for the redemption of Notes to redeem all the Notes called for redemption, such notice, at the election of the Company, may state that it is conditional and subject to the receipt of the redemption moneys by the Trustee on or before the date fixed for redemption and that such notice shall be of no force and effect unless such moneys are so received on or before such date.

Section 3.03 Payment Of Notes On Redemption; Deposit Of Redemption Price. (a) If notice of redemption for any Notes shall have been given as provided in Section 3.02 hereof and such notice shall not contain the language permitted at the Company’s option under Section 3.02(e) hereof, such Notes or portions of Notes called for redemption shall become due and payable on the date and at the places stated in such notice at the applicable redemption price, together with interest accrued to the date fixed for redemption of such Notes. Interest on the Notes or portions thereof so called for redemption shall cease to accrue and such Notes or portions thereof shall be deemed not to be entitled to any benefit under this Indenture except to receive payment of the redemption price together with interest accrued thereon to the date fixed for redemption. Upon presentation and surrender of such Notes at the place of payment specified in such notice, such Notes or the specified portions thereof shall be paid and redeemed at the applicable redemption price, together with interest accrued thereon to the date fixed for redemption.

(b) If notice of redemption shall have been given as provided in Section 3.02 hereof and such notice shall contain the language permitted at the Company’s option under Section 3.02(e) hereof, such Notes or portions of Notes called for redemption shall become due and payable on the date and at the places stated in such notice at the applicable redemption price, together with interest accrued to the date fixed for redemption of such Notes, and interest on the Notes or portions thereof so called for redemption shall cease to accrue and such Notes or portions thereof shall be deemed not to be entitled to any benefit under this Indenture except to receive payment of the redemption price together with interest accrued thereon to the date fixed for redemption; provided that, in each case, the Company shall have deposited with the Trustee or a paying agent on or prior to 11:00 a.m. New York City time on such redemption date an amount sufficient to pay the redemption price together with interest accrued to the date fixed for redemption. Upon the Company making such deposit and, upon presentation and surrender of such Notes at such a place of payment in such notice specified, such Notes or the specified portions thereof shall be paid and redeemed at the applicable redemption price, together with interest accrued thereon to the date fixed for redemption. If the Company shall not make such deposit on or prior to the redemption date, the notice of redemption shall be of no force and effect and the principal on such Notes or specified portions thereof shall continue to bear interest as if the notice of redemption had not been given.

(c) No notice of redemption of Notes shall be mailed during the continuance of any Event of Default, except (1) that, when notice of redemption of any Notes has been mailed, the Company shall redeem such Notes but only if funds sufficient for that purpose have prior to the occurrence of such Event of Default been deposited with the Trustee or a paying agent for such purpose, and (2) that notices of redemption of all outstanding Notes may be given during the continuance of an Event of Default.

(d) Upon surrender of any Note redeemed in part only, the Company shall execute, and the Trustee shall authenticate, deliver and register, a new Note or Notes of authorized denominations in aggregate principal amount equal to, and having the same terms, Original Issue Date or Dates and series as, the unredeemed portion of the Note so surrendered.

ARTICLE IV

[RESERVED]

ARTICLE V

SATISFACTION AND DISCHARGE; UNCLAIMED MONEYS

Section 5.01 Satisfaction And Discharge. (a) If at any time:

(1) the Company shall have paid or caused to be paid the principal of and premium, if any, and interest on all the outstanding Notes (or the Notes of any series), as and when the same shall have become due and payable,

(2) the Company shall have delivered to the Trustee for cancellation all outstanding Notes (or the Notes of any series), or

(3) the Company shall have irrevocably deposited or caused to be irrevocably deposited with the Trustee as trust funds the entire amount in (A) cash, (B) U.S. Government Obligations maturing as to principal and interest in such amounts and at such times as will insure the availability of cash, or (C) a combination of cash and U.S. Government Obligations, in any case sufficient, without reinvestment, as certified by an independent public accounting firm of national reputation in a written certification delivered to the Trustee, to pay at maturity or the applicable redemption date (provided that notice of redemption shall have been duly given or irrevocable provision satisfactory to the Trustee shall have been duly made for the giving of any notice of redemption) all outstanding Notes (or the Notes of any series), including principal and any premium and interest due or to become due to such date of maturity, as the case may be and, unless all outstanding Notes (or the Notes of any series) are to be due within 90 days of such deposit by redemption or otherwise, shall also deliver to the Trustee an opinion of counsel expert in federal income tax matters to the effect that the Company has received from, or there has been published by, the Internal Revenue Service a ruling or similar pronouncement by the Internal Revenue Service or that there has been a change of law (collectively, an “External Tax Pronouncement”), in either case to the effect that the Holders of the applicable Notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or discharge of the Indenture and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case absent such defeasance or discharge of this Indenture, and if, in any such case, (x) the Company shall also pay or cause to be paid all other sums payable hereunder by the Company and (y) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture (or only in respect of the applicable series of Notes) have been complied with, then this Indenture shall cease to be of further effect (or only in respect of the applicable series of Notes) (except as to (i) rights of registration of transfer and exchange of Notes, (ii) substitution of mutilated, defaced, destroyed, lost or stolen Notes, (iii) rights of Noteholders to receive payments of principal thereof, and any premium and interest thereon, upon the original stated due dates therefor or upon the applicable redemption date (but not upon acceleration of maturity) from the moneys and U.S. Government Obligations held by the Trustee pursuant to Section 5.02 hereof, (iv) the rights and immunities of the Trustee hereunder, (v) the rights of the Holders of Notes as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them, (vi) the obligations of the Company under Sections 6.02 and 6.03 hereof, (vii) the obligations and rights of the Trustee and the Company under Section 5.04 hereof, and (viii) the duties of the Trustee with respect to any of the foregoing), and the Company shall be deemed to have paid and discharged the entire indebtedness represented by, and its obligations under, all the outstanding Notes (or the Notes of any series), and the Trustee, on demand of the Company and at the cost and expense of the Company, shall execute proper instruments acknowledging such satisfaction of and discharging this Indenture (to the extent applicable) and the Trustee shall at the request of the Company return to the Company all property and money held by it under this Indenture and determined by it from time to time in accordance with the certification pursuant to this Section 5.01(a)(3) to be in excess of the amount required to be held under this Section.

If the Notes (or the Notes of any series) are deemed to be paid and discharged pursuant to Section 5.01(a)(3) hereof, within 15 days after those Notes are so deemed to be paid and discharged, the Trustee shall cause a written notice to be given to each Holder in the manner provided by Section 15.10 hereof. The notice shall:

(i) state that those Notes are deemed to be paid and discharged;

(ii) set forth a description of any U.S. Government Obligations and cash held by the Trustee as described above;

(iii) if any Notes will be called for redemption, specify the date or dates on which those Notes are to be called for redemption.

Notwithstanding the satisfaction and discharge of this Indenture (if applicable), the obligations of the Company to the Trustee under Section 9.06 hereof shall survive such satisfaction and discharge.

(b) If the Company shall have paid or caused to be paid the principal of and premium, if any, and interest on any Note, as and when the same shall have become due and payable or the Company shall have delivered to the Trustee for cancellation any outstanding Note, such Note shall cease to be entitled to any lien, benefit or security under this Indenture.

Section 5.02 Deposited Moneys To Be Held In Trust By Trustee. Subject to Section 5.04, all moneys and U.S. Government Obligations deposited with the Trustee pursuant to Section 5.01 hereof, shall be held in trust and applied by it to the payment, either directly or through any paying agent (including the Company if acting as its own paying agent), to the Holders of the particular Notes for the payment or redemption of which such moneys and U.S. Government Obligations have been deposited with the Trustee of all sums due and to become due thereon for principal and premium, if any, and interest.

Section 5.03 Paying Agent To Repay Moneys Held. Upon the satisfaction and discharge of this Indenture all moneys then held by any paying agent for the Notes (other than the Trustee) shall, upon written demand by the Company, be repaid to the Company or paid to the Trustee, and thereupon such paying agent shall be released from all further obligations with respect to such moneys.

Section 5.04 Return Of Unclaimed Moneys. Any moneys deposited with or paid to the Trustee for payment of the principal of or any premium or interest on any Notes and not applied but remaining unclaimed by the Holders of such Notes for two years after the date upon which the principal of or any premium or interest on such Notes, as the case may be, shall have become due and payable, shall be repaid to the Company, subject to applicable abandoned property laws, by the Trustee on written demand by the Company; and any Holder of any of such Notes shall thereafter look only to the Company for any payment which such Holder may be entitled to collect.

ARTICLE VI

PARTICULAR COVENANTS OF THE COMPANY

Section 6.01 Payment Of Principal And Interest. The Company covenants and agrees for the benefit of the Holders of the Notes of any series that it will duly and punctually pay or cause to be paid the principal of and any premium and interest, if any, on, such Notes at the places, at the respective times and in the manner provided in such Notes or in this Indenture.

Section 6.02 Offices For Payments, Etc. So long as the Notes of any series are outstanding hereunder, the Company will maintain in the Borough of Manhattan, The City of New York, State of New York or                      an office or agency where the Notes of such series may be presented for payment, for exchange as in this Indenture provided and for registration of transfer as in this Indenture provided.

The Company will maintain in the Borough of Manhattan, The City of New York, State of New York or                      an office or agency where notices and demands to or upon the Company in respect of the Notes of any series or this Indenture may be served.

The Company will give to the Trustee prompt written notice of the location of each such office or agency and of any change of location thereof. In case the Company shall fail to maintain any office or agency required by

this Section to be located in the Borough of Manhattan, The City of New York, State of New York or                      or shall fail to give such notice of the location or of any change in the location of any of the above offices or agencies, presentations and demands may be made and notices may be served at the Corporate Trust Office of the Trustee, and, in such event, the Trustee shall act as the Company’s agent to receive all such presentations, surrenders, notices and demands pursuant to this Section.

The Company may from time to time designate one or more additional offices or agencies where the Notes of any series may be presented for payment, for exchange as in this Indenture provided and for registration of transfer as in this Indenture provided, and the Company may from time to time rescind any such designation; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain any office or agency provided for in this Section. The Company will give to the Trustee prompt written notice of any such designation or rescission thereof and of any change in the location of any such other office or agency.

Section 6.03 Appointment To Fill A Vacancy In Office Of Trustee. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 9.11, a Trustee, so that there shall at all times be a Trustee hereunder.

Section 6.04 Provision As To Paying Agent. The Trustee shall be the paying agent for the Notes and, at the option of the Company, the Company may appoint additional paying agents (including without limitation itself unless an event of default has occurred and is continuing). Whenever the Company shall appoint a paying agent other than the Trustee with respect to the Notes, it will cause such paying agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section:

(1) that such paying agent will hold all sums received by it as such agent for the payment of the principal of or any premium or interest on the Notes (whether such sums have been paid to it by the Company or by any other obligor on the Notes) in trust for the benefit of the Holders of the Notes, or of the Trustee until such sums shall be paid to such Holders or otherwise disposed of as herein provided;

(2) that such paying agent will give the Trustee notice of any failure by the Company (or by any other obligor on Notes) to make any payment of the principal of, premium, if any, or interest on the Notes when the same shall be due and payable; and

(3) that such paying agent will at any time during the continuance of any such failure, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such paying agent.

The Company will, on or prior to each due date of the principal of and any premium or interest on the Notes, deposit with the paying agent a sum sufficient to pay such principal and any premium or interest so becoming due, such sum to be held in trust for the benefit of the Holders of the Notes entitled to such principal of and any premium or interest, and (unless such paying agent is the Trustee) the Company will promptly notify the Trustee of any failure to take such action.

If the Company shall act as its own paying agent with respect to the Notes, it will, on or before each due date of the principal of (and premium, if any) or interest, if any, on the Notes, set aside, segregate and hold in trust for the benefit of the Holders of the Notes, a sum sufficient to pay such principal (and premium, if any) or interest, if any, so becoming due until such sums shall be paid to such Holders or otherwise disposed of as herein provided. The Company will promptly notify the Trustee of any failure to take such action.

The Company may at any time pay or cause to be paid to the Trustee all sums held in trust by it or any paying agent hereunder, as required by this Section, such sums to be held by the Trustee upon the trusts herein contained, and, upon such payment by any paying agent to the Trustee, such paying agent shall be released from all further liability with respect to such money.

Anything in this Section to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section is subject to the provisions of Sections 5.03 and 5.04.

Section 6.05 [Reserved]

Section 6.06 Certificates And Notice To Trustee. The Company shall, on or before December 1 of each year, commencing December 1,                     , deliver to the Trustee a certificate from its principal executive officer, principal financial officer or principal accounting officer covering the preceding calendar year and stating whether or not, to the knowledge of such Person, the Company has complied with all conditions and covenants under this Indenture, and, if not, describing in reasonable detail any failure by the Company to comply with any such conditions or covenants. For purposes of this Section, compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture.

Section 6.07 Reserved.

Section 6.08 Reserved.

Section 6.09 Corporate Existence. Subject to the rights of the Company under Article XII, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the rights (charter and statutory) and franchises of the Company; provided, however, that the Company shall not be required to preserve any such right or franchise if, in the judgment of the Company, the preservation thereof is no longer desirable in the conduct of the business of the Company.

ARTICLE VII

REPORTS BY THE

COMPANY AND THE TRUSTEE

Section 7.01 SEC Reports. The Company shall file with the Trustee and the SEC, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act; provided that any such information, documents or reports required to be filed with the SEC pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934 shall be filed with the Trustee within 15 days after the same is so required to be filed with the SEC.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

Section 7.02 Reports By The Trustee to Holders. As promptly as practicable after each August 15 beginning with August 15 following the date of this Indenture, and in any event prior to October 15 in each year, the Trustee shall mail to each Holder a brief report dated as of such August 15 that complies with TIA Section 313(a) if and to the extent required thereby. The Trustee shall also comply with TIA Section 313(b) and 313(c).

A copy of each report at the time of its mailing to Holders shall be filed with the SEC and each stock exchange (if any) on which the Notes are listed. The Company agrees to notify promptly the Trustee whenever the Notes become listed on any stock exchange and of any delisting thereof.

Section 7.03 Communication By Holders with Other Holders. Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the registrar and anyone else shall have the protection of TIA Section 312(c). The Company shall comply with TIA Section 312(a), excluding from any list required thereunder names and addresses of Holders received by the Trustee in its capacity as registrar for the Notes.

ARTICLE VIII

REMEDIES OF THE TRUSTEE AND NOTEHOLDERS

ON EVENTS OF DEFAULT

Section 8.01 Events Of Default. (a) If one or more of the following Events of Default shall have occurred and be continuing:

(1) default in the payment of any installment of interest upon any of the Notes as and when the same shall become due and payable, and continuance of such default for a period of sixty (60) days;

(2) default in the payment of the principal of or any premium on any of the Notes as and when the same shall become due and payable;

(3) failure on the part of the Company duly to observe or perform any other of the covenants or agreements on the part of the Company contained in this Indenture for a period of sixty (60) days after the date on which written notice specifying such failure, stating that such notice is a “Notice of Default” hereunder and demanding that the Company remedy the same, shall have been given to the Company by the Trustee by registered mail, or to the Company and the Trustee by the Holders of not less than 25% in aggregate principal amount of the Notes at the time outstanding;

(4) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable law, or appointing a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Company or for any substantial part of the property of the Company, or ordering the winding up or liquidation of the affairs of the Company, and such decree or order shall remain unstayed and in effect for a period of sixty (60) consecutive days; or

(5) the Company shall commence a voluntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect or any other case or proceeding to be adjudicated a bankrupt or insolvent, or consent to the entry of a decree or order for relief in an involuntary case under any such law, or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable law, or consent to the filing of such petition or to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Company or for any substantial part of the property of the Company, or make any general assignment for the benefit of creditors, or the notice by it in writing of its inability to pay its debts generally as they become due, or the taking of any corporate action by the Company in furtherance of any such action;

then, unless the principal of and interest on all of the Notes shall have already become due and payable, either the Trustee or the Holders of not less than 33% in aggregate principal amount of the Notes then outstanding, by notice in writing to the Company (and to the Trustee if given by such Holders), may declare the principal of and interest on all the Notes to be due and payable immediately and upon any such declaration the same shall become immediately due and payable, anything in this Indenture or in the Notes contained to the contrary notwithstanding.

The foregoing paragraph, however, is subject to the condition that if, at any time after the principal of and interest on the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest upon all of the Notes and the principal of and any premium on any and all Notes which shall have become due otherwise than by acceleration (with interest on overdue installments of interest, to the extent that payment of such interest is enforceable under applicable law, and on such principal and applicable premium at the rate borne by the Notes to the date of such payment or deposit) and all sums paid or advanced by the Trustee hereunder, the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 9.06 hereof, and any and all Events of Default, other than the non-payment of principal of and accrued interest on any Notes which shall have become due solely by acceleration of maturity, shall have been cured or waived, then and in every such case such payment or deposit shall cause an automatic waiver of the Event of Default and its consequences and shall cause an automatic rescission and annulment of the acceleration of the Notes; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default, or shall impair any right consequent thereon.

(b) If the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such rescission or annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company and the Trustee shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company and the Trustee shall continue as though no such proceeding had been taken.

Section 8.02 Collection Of Indebtedness By Trustee; Trustee May Prove Debt. (a) The Company covenants that if an Event of Default described in clause (a)(1) or (a)(2) of Section 8.01 hereof shall have occurred and be continuing, then, upon demand of the Trustee, the Company shall pay to the Trustee, for the benefit of the Holders of the Notes, the whole amount that then shall have so become due and payable on all such Notes for principal or interest, as the case may be, with interest upon the overdue principal and any premium and (to the extent that payment of such interest is enforceable under applicable law) upon the overdue installments of interest at the rate borne by the Notes; and, in addition thereto, such further amounts as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation to the Trustee, its agents, attorneys and counsel, any expenses or liabilities incurred by the Trustee hereunder other than through its negligence or willful misconduct. Until such demand is made by the Trustee, the Company may pay the principal of and interest on the Notes to the Holders, whether or not the Notes are overdue.

(b) In case the Company shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any actions or proceedings at law or in equity for the collection of the sums so due and unpaid and may enforce any such judgment or final decree against the Company or any other obligor on the Notes and collect in the manner provided by law out of the property of the Company or any other obligor on such Notes wherever situated, the moneys adjudged or decreed to be payable.

(c) In case there shall be pending proceedings relative to the Company or any other obligor upon the Notes under Title 11 of the United States Code or any other applicable Federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or its property or such other obligor, or in case of any other comparable judicial proceedings relative to the Company or such other obligor, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such proceedings or otherwise:

(1) to file and prove a claim or claims for the whole amount of the principal and interest owing and unpaid in respect of the Notes, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and of the Noteholders allowed in any judicial proceedings relative to the Company or such other obligor, or to the creditors or property of the Company or such other obligor; and

(2) to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the Noteholders and of the Trustee on their behalf; and any trustee, receiver, liquidator, custodian or other similar official is hereby authorized by each of the Noteholders to make payments to the Trustee, and, in the event that the Trustee shall consent to the making of the payments directly to the Noteholders, to pay to the Trustee such amounts due pursuant to Section 9.06 hereof.

(d) Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes of any series or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding except to vote for the election of a trustee in bankruptcy or similar person.

(e) All rights of action and of asserting claims under this Indenture, or under any of the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof at any trial or other proceedings relative thereto, and any such action or proceedings instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Trustee and its agents, attorneys and counsel, shall be for the ratable benefit of the Holders of the Notes in respect of which such action was taken.

(f) In any proceedings brought by the Trustee (and also any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party), the Trustee shall be held to represent all the Holders of the Notes in respect to which action was taken, and it shall not be necessary to make any Holders of such Notes parties to any such proceedings.

Section 8.03 Application Of Proceeds. Any moneys collected by the Trustee with respect to any of the Notes pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee for the distribution of such moneys, upon presentation of the several Notes, and stamping thereon the payment, if only partially paid, and upon surrender thereof if fully paid.

FIRST: To the payment of all amounts due to the Trustee pursuant to Section 9.06 hereof;

SECOND: In case the principal of the outstanding Notes in respect of which such moneys have been collected shall not have become due and be unpaid, to the payment of interest on the Notes, in the order of the maturity of the installments of such interest, with interest (to the extent allowed by law) upon the overdue installments of interest at the rate borne by the Notes, such payments to be made ratably to the persons entitled thereto, and then to the payment to the Holders entitled thereto of the unpaid principal of and applicable premium on any of the Notes which shall have become due (other than Notes previously called for redemption for the payment of which moneys are held pursuant to the provisions of this Indenture), whether at stated maturity or by redemption, in the order of their due dates, beginning with the earliest due date, and if the amount available is not sufficient to pay in full all Notes due on any particular date, then to the payment thereof ratably, according to the amounts of principal and applicable premium due on that date, to the Holders entitled thereto, without any discrimination or privilege;

THIRD: In case the principal of the outstanding Notes in respect of which such moneys have been collected shall have become due, by declaration or otherwise, to the payment of the whole amount then owing and unpaid upon the Notes for principal and any premium and interest thereon, with interest on the overdue principal and any premium and (to the extent allowed by law) upon overdue installments of interest at the rate borne by the Notes; and in case such moneys shall be insufficient to pay in full the whole amount so due and unpaid upon the Notes, then to the payment of such principal and any premium and interest without preference or priority of principal and any premium over interest, or of interest over principal and any premium or of any installment of interest over any other installment of interest, or of any Note over any other Note, ratably to the aggregate of such principal and any premium and accrued and unpaid interest; and

FOURTH: To the payment of the remainder, if any, to the Company or its successors or assigns, or as a court of competent jurisdiction may determine.

Section 8.04 Limitations On Suits By Noteholders. (a) No Holder of any Note shall have any right by virtue of or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless such Holder previously shall have given to the Trustee written notice of an Event of Default with respect to such Note and of the continuance thereof, as hereinabove provided, and unless also Noteholders of a majority in aggregate principal amount of the Notes then outstanding affected by such Event of

Default shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by the taker and Holder of every Note with every other taker and Holder and the Trustee, that no one or more Holders of Notes shall have any right in any manner whatever by virtue or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other Holder of Notes, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Notes. For the protection and enforcement of the provisions of this Section, each and every Noteholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

(b) Notwithstanding any other provision in this Indenture, however, the rights of any Holder of any Note to receive payment of the principal of and any premium and interest on such Note, on or after the respective due dates expressed in such Note or on the applicable redemption date, or to institute suit for the enforcement of any such payment on or after such respective dates are absolute and unconditional, and shall not be impaired or affected without the consent of such Holder.

Section 8.05 Suits For Enforcement. In case an Event of Default has occurred, has not been waived and is continuing, hereunder the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem necessary to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted to it under this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

Section 8.06 Powers And Remedies Cumulative; Delay Or Omission Not Waiver Of Default. No right or remedy herein conferred upon or reserved to the Trustee or to the Holders of Notes is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

No delay or omission of the Trustee or of any Holder of Notes to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and, subject to Section 8.04, every right and power given by this Indenture or by law to the Trustee or to the Holders of Notes may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders of Notes, as the case may be.

Section 8.07 Direction of Proceedings and Waiver of Defaults By Majority of Noteholders. (a) The Holders of a majority in aggregate principal amount of the Notes at the time outstanding shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee; provided, that such direction shall not be otherwise than in accordance with law and the provisions of this Indenture; and provided further that (subject to Section 9.01 hereof) the Trustee shall have the right to decline to follow any such direction if the Trustee being advised by counsel determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith by a trust committee of directors or trustees or responsible officers shall determine that the action or proceeding so directed would involve the Trustee in personal liability. Nothing in this Indenture shall impair the right of the Trustee in its discretion to take any action deemed proper by the Trustee and which is not inconsistent with such direction or directions by Noteholders.

(b) The Holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of all of the Holders of the Notes waive any past default or Event of Default hereunder and its consequences except a default in the payment of principal of or any premium or interest on the Notes. Upon any such waiver the Company, the Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder, respectively, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon. Upon any such waiver, such default shall cease to exist and be deemed to have been cured and not to be continuing, and any Event of Default arising therefrom shall be deemed to have been cured and not to be continuing, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

Section 8.08 Notice of Default. The Trustee shall, within 90 days after the occurrence of a default with respect to the Notes, give to all Holders of the Notes, in the manner provided in Section 15.10, notice of such default actually known to the Trustee, unless such default shall have been cured or waived before the giving of such notice, the term “default” for the purpose of this Section 8.08 being hereby defined to be any event which is or after notice or lapse of time or both would become an Event of Default; provided that, except in the case of default in the payment of the principal of or any premium or interest on any of the Notes, or in the payment of any sinking or purchase fund installments, the Trustee shall be protected in withholding such notice if and so long as a trust committee of directors or trustees or responsible officers in good faith determines that the withholding of such notice is in the interests of the Holders of the Notes.

Section 8.09 Undertaking To Pay Costs. All parties to this Indenture agree, and each Holder of any Note by acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but this Section 8.09 shall not apply to any suit instituted by the Trustee, or to any suit instituted by any Noteholder, or group of Noteholders, holding in the aggregate more than 10% in principal amount of the Notes outstanding, or to any suit instituted by any Noteholder for the enforcement of the payment of the principal of or any premium or interest on any Note on or after the due date expressed in such Note or the applicable redemption date.

Section 8.10 Restoration of Rights on Abandonment of Proceedings. In case the Trustee or any Holder shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee or to such Holder, then, and in every such case, the Company, the Trustee and the Holders shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Company, the Trustee and the Holders shall continue as though no such proceedings had been taken.

Section 8.11 [Reserved]

Section 8.12 Waiver of Usury, Stay or Extension Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE IX

CONCERNING THE TRUSTEE

Section 9.01 Duties and Responsibilities of Trustee. (a) The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. If an Event of Default has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

(b) No provisions of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(1) prior to the occurrence of any Event of Default and after the curing or waiving of all Events of Default which may have occurred

(A) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(B) in the absence of bad faith or actual knowledge on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this

Indenture; but, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein);

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction, pursuant to this Indenture, of the Holders of a majority in principal amount of the Notes, including, but not limited to, Section 8.07 hereof relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Indenture.

(c) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

Section 9.02 Reliance on Documents, Opinions, Etc. Except as otherwise provided in Section 9.01 hereof:

(a) the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, note or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers’ Certificate (unless other evidence in respect thereof is herein specifically prescribed); and any Board Resolution may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company;

(c) the Trustee may consult with counsel of its selection and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Noteholders, pursuant to this Indenture, unless such Noteholders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred by such exercise;

(e) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(f) prior to the occurrence of an Event of Default hereunder and after the curing or waiving of all Events of Default, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, note or other paper or document, unless requested in writing to do so by the Holders of at least a majority in principal amount of the then outstanding Notes; provided that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by this Indenture, the Trustee may require reasonable indemnity satisfactory to it against such expense or liability as a condition to so proceeding;

(g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or through agents or attorneys; provided that the Trustee shall not be liable for the conduct or acts of any such agent or attorney that shall have been appointed in accordance herewith with due care;

(h) in no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(i) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture; and

(j) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

Section 9.03 No Responsibility For Recitals, Etc. The recitals contained herein and in the Notes (except in the certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of any Notes or the proceeds of any Notes authenticated and delivered by the Trustee in conformity with this Indenture.

Section 9.04 Trustee, Authenticating Agent, Paying Agent Or Registrar May Own Notes. The Trustee and any Authenticating Agent or paying agent in its individual or other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not Trustee, Authenticating Agent or paying agent.

Section 9.05 Moneys To Be Held In Trust. Subject to Section 5.04 hereof, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law. The Trustee may allow and credit to the Company interest on any money received hereunder at such rate, if any, as may be agreed upon by the Company and the Trustee from time to time as may be permitted by law.

Section 9.06 Compensation And Expenses Of Trustee. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation as the Company and the Trustee shall from time to time agree in writing (which shall not be limited by any law in regard to the compensation of a trustee of an express trust), and the Company shall pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with this Indenture (including the reasonable compensation and the reasonable expenses and disbursements of its counsel and agents, including any Authenticating Agents, and of all persons not regularly in its employ) except any such expense, disbursement or advance as shall be determined to have been caused by its negligence or willful misconduct. The Company also covenants to fully indemnify each of the Trustee or any predecessor and their agents for, and to hold it harmless against, any loss, liability, claim, damage or expense incurred without negligence or willful misconduct on the part of the Trustee and arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability. The obligations of the Company under this Section 9.06 to compensate the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder. Such additional indebtedness shall be secured by a lien prior to that of the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of any particular Notes. The provisions of this Section 9.06 shall survive termination of this Indenture and resignation or removal of the Trustee.

Section 9.07 Officers’ Certificate As Evidence. Whenever in the administration of this Indenture, the Trustee shall deem it necessary or desirable that a matter be proved or established prior to the taking, suffering or omitting of any action hereunder, such matter (unless other evidence in respect thereof is herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers’ Certificate delivered to the Trustee, and such Officers’ Certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under this Indenture in reliance thereon.

Section 9.08 Conflicting Interest Of Trustee. The Trustee shall be subject to and shall comply with the provisions of Section 310(b) of the TIA. Nothing in this Indenture shall be deemed to prohibit the Trustee or the Company from making any application permitted pursuant to such section.

Section 9.09 Existence And Eligibility Of Trustee. There shall at all times be a Trustee hereunder which Trustee shall at all times be a corporation organized and doing business under the laws of the United States or any State thereof or of the District of Columbia having a combined capital and surplus of at least $50,000,000 and which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by Federal or state authorities. Such corporation shall have its principal place of business in the Borough of Manhattan, The City of New York, State of New York or                     , if there be such a corporation in such location willing to act upon reasonable and customary terms and conditions. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid authority, then for the purposes of this Section 9.09, the combined capital and surplus shall be deemed to be as set forth in its most recent report of condition so published. No obligor upon the Notes or Person directly or indirectly controlling, controlled by, or under common control with such obligor shall serve as Trustee. If at any time the Trustee shall cease to be eligible in accordance with this Section 9.09, the Trustee shall resign immediately in the manner and with the effect specified in Section 9.10 hereof.

Section 9.10 Resignation Or Removal Of Trustee. (a) Pursuant to the provisions of this Article, the Trustee may at any time resign and be discharged of the trusts created by this Indenture by giving written notice to the Company specifying the day upon which such resignation shall take effect, and such resignation shall take effect immediately upon the later of the appointment of a successor trustee and such day.

(b) Any Trustee may be removed at any time by an instrument or concurrent instruments in writing filed with such Trustee and signed and acknowledged by the Holders of a majority in principal amount of the then outstanding Notes or by their attorneys in fact duly authorized.

(c) So long as no Event of Default has occurred and is continuing, and no event has occurred and is continuing that, with the giving of notice or the lapse of time or both, would become an Event of Default, the Company may remove any Trustee upon written notice to the Holder of each Note Outstanding and the Trustee and appoint a successor Trustee meeting the requirements of Section 9.09. The Company or the successor Trustee shall give notice to the Holders, in the manner provided in Section 15.10, of such removal and appointment within 30 days of such removal and appointment.

(d) If at any time (i) the Trustee shall cease to be eligible in accordance with Section 9.09 hereof and shall fail to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder for at least six months, (ii) the Trustee shall fail to comply with Section 9.08 hereof after written request therefor by the Company or any such Holder, or (iii) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Trustee may be removed forthwith by an instrument or concurrent instruments in writing filed with the Trustee and either:

(1) signed by the President or any Vice President of the Company and attested by the Secretary or an Assistant Secretary of the Company; or

(2) signed and acknowledged by the Holders of a majority in principal amount of outstanding Notes or by their attorneys in fact duly authorized.

(e) Any resignation or removal of the Trustee shall not become effective until acceptance of appointment by the successor Trustee as provided in Section 9.11 hereof.

Section 9.11 Appointment Of Successor Trustee. (a) If at any time the Trustee shall resign or be removed, the Company, by a Board Resolution, shall promptly appoint a successor Trustee.

(b) The Company shall provide written notice of its appointment of a successor Trustee to the Holder of each Note Outstanding following any such appointment.

(c) If no appointment of a successor Trustee shall be made pursuant to Section 9.11(a) hereof within 60 days after appointment shall be required, any Noteholder or the resigning Trustee may apply at the expense of the Company to any court of competent jurisdiction to appoint a successor Trustee. Said court may thereupon after such notice, if any, as such court may deem proper and prescribe, appoint a successor Trustee.

(d) Any Trustee appointed under this Section 9.11 as a successor Trustee shall be a bank or trust company eligible under Section 9.09 hereof and qualified under Section 9.08 hereof.

Section 9.12 Acceptance By Successor Trustee. (a) Any successor Trustee appointed as provided in Section 9.11 hereof shall execute, acknowledge and deliver to the Company and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee herein; but nevertheless, on the written request of the Company or of the successor Trustee, the Trustee ceasing to act shall, upon payment of any amounts then due it pursuant to Section 9.06 hereof, execute and deliver an instrument transferring to such successor Trustee all the rights and powers of the Trustee so ceasing to act. Upon request of any such successor Trustee, the Company shall execute any and all instruments in writing in order more fully and certainly to vest in and confirm to such successor Trustee all such rights and powers. Any Trustee ceasing to act shall, nevertheless, retain a lien upon all property or funds held or collected by such Trustee to secure any amounts then due it pursuant to Section 9.06 hereof.

(b) No successor Trustee shall accept appointment as provided in this Section 9.12 unless at the time of such acceptance such successor Trustee shall be qualified under Section 9.08 hereof and eligible under Section 9.09 hereof.

(c) Upon acceptance of appointment by a successor Trustee as provided in this Section 9.12, the successor Trustee shall mail notice of its succession hereunder to all Holders of Notes as the names and addresses of such Holders appear on the registry books.

Section 9.13 Succession By Merger, Etc. (a) Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided such corporation shall be otherwise qualified and eligible under this Article.

(b) If at the time such successor to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificates of the Trustee shall have; provided that the right to adopt the certificate of authentication of any predecessor Trustee or authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 9.14 Limitations On Rights Of Trustee As A Creditor. The Trustee shall be subject to, and shall comply with, the provisions of Section 311 of the TIA.

Section 9.15 Authenticating Agent. (a) There may be one or more Authenticating Agents appointed by the Trustee with the written consent of the Company, with power to act on its behalf and subject to the direction of the Trustee in the authentication and delivery of Notes in connection with transfers and exchanges under Sections 2.06, 2.07, 2.08, 2.13, 3.03, and 13.04 hereof, as fully to all intents and purposes as though such Authenticating Agents had been expressly authorized by those Sections to authenticate and deliver Notes. For all purposes of this Indenture, the authentication and delivery of Notes by any Authenticating Agent pursuant to this Section 9.15 shall be deemed to be the authentication and delivery of such Notes “by the Trustee.” Any such Authenticating Agent shall be a bank or trust company or other Person of the character and qualifications set forth in Section 9.09 hereof.

(b) Any corporation into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which any Authenticating Agent shall be a party, or any corporation succeeding to the corporate trust business of any Authenticating Agent, shall be the successor of such Authenticating Agent hereunder, if such successor corporation is otherwise eligible under this Section 9.15, without the execution or filing of any paper or any further act on the part of the parties hereto or such Authenticating Agent or such successor corporation.

(c) Any Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible under this Section 9.15, the Trustee may, with the written consent of the Company, appoint a successor Authenticating Agent, and upon so doing shall give written notice of such appointment to the Company and shall mail, in the manner provided in Section 15.10, notice of such appointment to the Holders of Notes.

(d) The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services.

(e) Sections 9.02, 9.03, 9.06, 9.07 and 9.09 hereof shall be applicable to any Authenticating Agent.

ARTICLE X

CONCERNING THE NOTEHOLDERS

Section 10.01 Action By Noteholders. Whenever in this Indenture it is provided that the Holders of a specified percentage in aggregate principal amount of the Notes may take any action, the fact that at the time of taking any such action the Holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by such Noteholders in person or by agent or proxy appointed in writing, (b) by the record of such Noteholders voting in favor thereof at any meeting of Noteholders duly called and held in accordance with Article XI hereof, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Noteholders.

Section 10.02 Proof Of Execution By Noteholders. (a) Subject to Sections 9.01, 9.02 and 11.05 hereof, proof of the execution of any instruments by a Noteholder or the agent or proxy for such Noteholder shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The ownership of Notes shall be proved by the register for the Notes maintained by the Trustee.

(b) The record of any Noteholders’ meeting shall be proven in the manner provided in Section 11.06 hereof.

Section 10.03 Persons Deemed Absolute Owners. Subject to Sections 2.04(f) and 10.01 hereof, the Company, the Trustee, any paying agent and any Authenticating Agent shall deem the person in whose name any Note shall be registered upon the register for the Notes to be, and shall treat such person as, the absolute owner of such Note (whether or not such Note shall be overdue) for the purpose of receiving payment of or on account of the principal and premium, if any, and interest on such Note, and for all other purposes; and neither the Company nor the Trustee nor any paying agent nor any Authenticating Agent shall be affected by any notice to the contrary. All such payments shall be valid and effectual to satisfy and discharge the liability upon any such Note to the extent of the sum or sums so paid.

Section 10.04 Company-Owned Notes Disregarded. In determining whether the Holders of the requisite aggregate principal amount of outstanding Notes have concurred in any direction, consent or waiver under this Indenture, Notes that are owned by the Company or any other obligor on the Notes or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any other obligor on the Notes shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver, only Notes which a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith to third parties may be regarded as outstanding for the purposes of this Section 10.04 if the pledgee shall establish the pledgee’s right to take action with respect to such Notes and that the pledgee is not a person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any such other obligor. In the case of a dispute as to such right, the Trustee may rely upon an Opinion of Counsel and an Officers’ Certificate to establish the foregoing.

Section 10.05 Revocation Of Consents; Future Holders Bound. Except as may be otherwise required in the case of a Global Note by the applicable rules and regulations of the Depositary, at any time prior to the taking of any action by the Holders of the percentage in aggregate principal amount of the Notes specified in this Indenture in connection with such action, any Holder of a Note, which has been included in the Notes the Holders of which have consented to such action may, by filing written notice with the Trustee at the corporate trust office of the Trustee and upon proof of ownership as provided in Section 10.02(a) hereof, revoke such action so far as it concerns such Note. Except as aforesaid, any such action taken by the Holder of any Note shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Note and of any Notes issued in exchange, substitution or upon registration of transfer therefor, irrespective of whether or not any notation thereof is made upon such Note or such other Notes.

Section 10.06 Record Date For Noteholder Acts. If the Company shall solicit from the Noteholders any request, demand, authorization, direction, notice, consent, waiver or other act, the Company may, at its option, by Board Resolution, fix in advance a record date for the determination of Noteholders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other act may be given before or after the record date, but only the Noteholders of record at the close of business on the record date shall be deemed to be Noteholders for the purpose of determining whether Holders of the requisite aggregate principal amount of outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other act, and for that purpose the outstanding Notes shall be computed as of the record date; provided that no such request, demand, authorization, direction, notice, consent, waiver or other act by the Noteholders on the record date shall be deemed effective unless it shall become effective pursuant to this Indenture not later than six months after the record date. Any such record date shall be at least 30 days prior to the date of the solicitation to the Noteholders by the Company.

ARTICLE XI

NOTEHOLDERS’ MEETING

Section 11.01 Purposes Of Meetings. A meeting of Noteholders may be called at any time and from time to time pursuant to this Article XI for any of the following purposes:

(a) to give any notice to the Company or to the Trustee, or to give any directions to the Trustee, or to consent to the waiving of any Event of Default hereunder and its consequences, or to take any other action authorized to be taken by Noteholders pursuant to Article XIII;

(b) to remove the Trustee pursuant to Article IX;

(c) to consent to the execution of an indenture or indentures supplemental hereto pursuant to Section 13.02 hereof; or

(d) to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Notes, as the case may be, under any other provision of this Indenture or under applicable law.

Section 11.02 Call Of Meetings By Trustee. The Trustee may at any time call a meeting of Holders of Notes to take any action specified in Section 11.01 hereof, to be held at such time and at such place as the Trustee shall determine. Notice of every such meeting of Noteholders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given to Holders of the Notes that may be affected by the action proposed to be taken at such meeting in the manner provided in Section 15.10 hereof. Such notice shall be given not less than 20 nor more than 90 days prior to the date fixed for such meeting.

Section 11.03 Call Of Meetings By Company Or Noteholders. If at any time the Company, pursuant to a Board Resolution, or the Holders of at least 10% in aggregate principal amount of the Notes then outstanding, shall have requested the Trustee to call a meeting of Noteholders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within 20 days after receipt of such request, then the Company or such Noteholders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 11.01 hereof, by giving notice thereof as provided in Section 11.02 hereof.

Section 11.04 Qualifications For Voting. To be entitled to vote at any meetings of Noteholders a Person shall (a) be a Holder of one or more Notes affected by the action proposed to be taken or (b) be a Person appointed by an instrument in writing as proxy by a Holder of one or more such Notes. The only Persons who shall be entitled to be present or to speak at any meeting of Noteholders shall be the Persons entitled to vote at such meeting and their counsel and any representatives (including employees) of the Trustee and its counsel and any representatives (including employees) of the Company and its counsel.

Section 11.05 Regulations. (a) Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Noteholders in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

(b) The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by the Noteholders as provided in Section 11.03 hereof, in which case the Company or Noteholders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by the Holders of a majority in aggregate principal amount of the Notes present in person or by proxy at the meeting.

(c) Subject to Section 10.04 hereof, at any meeting each Noteholder or proxy shall be entitled to one vote for each $1,000 principal amount of Notes held or represented by such Noteholder; provided that no vote shall be cast or counted at any meeting in respect of any Note determined to be not outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Notes held by such chairman or instruments in writing as aforesaid duly designating such chairman as the person to vote on behalf of other Noteholders. At any meeting of Noteholders duly called pursuant to Section 11.02 or 11.03 hereof, the presence of persons holding or representing Notes in an aggregate principal amount sufficient to take action on any business for the transaction for which such meeting was called shall constitute a quorum. Any meeting of Noteholders duly called pursuant to Section 11.02 or 11.03 hereof may be adjourned from time to time by the Holders of a majority in aggregate principal amount of the Notes present in person or by proxy at the meeting, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

Section 11.06 Voting. The vote upon any resolution submitted to any meeting of Noteholders shall be by written ballots on which shall be subscribed the signatures of the Holders of Notes or of their representatives by proxy and the principal amount of Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of such meeting of Noteholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 11.02 hereof. The record shall show the aggregate principal amount of the Notes voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee and the Trustee shall have the ballots taken at the meeting attached to such duplicate. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

Section 11.07 Rights Of Trustee Or Noteholders Not Delayed. Nothing in this Article XI shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Noteholders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Holders of Notes under any of the provisions of this Indenture or of the Notes.

ARTICLE XII

CONSOLIDATION, MERGER, SALE, TRANSFER OR CONVEYANCE

Section 12.01 Company May Consolidate, Etc. Only On Certain Terms. The Company shall not consolidate with or merge into any other corporation or sell or otherwise dispose of its properties as or substantially as an entirety to any Person unless the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance or transfer and the supplemental indenture referred to in clause (b) below comply with this Article XII and that all conditions precedent herein provided for have been complied with, and the corporation formed by such consolidation or into which the Company is merged or the Person which receives such properties pursuant to such sale, transfer or other disposition (a) shall be a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and (b) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the due and punctual payment of the principal of and premium and interest on all of the Notes and the performance of every covenant of this Indenture on the part of the Company to be performed or observed.

Anything in this Indenture to the contrary notwithstanding, the conveyance or other transfer by the Company of (a) all of its facilities for the transmission of electric energy or (b) all of its facilities for the distribution of natural gas, in each case considered alone or in any combination with properties described in any other clause, shall in no event be deemed to constitute a conveyance or other transfer of all the properties of the Company, as or substantially as an entirety. The character of particular facilities shall be determined in accordance with the Uniform System of Accounts prescribed for public utilities and licensees subject to the Federal Power Act, as amended, to the extent applicable.

Section 12.02 Successor Corporation Substituted. Upon any consolidation or merger, or any sale, transfer or other disposition of the properties of the Company substantially as an entirety in accordance with Section 12.01 hereof, the successor corporation formed by such consolidation or into which the Company is merged or the Person to which such sale, transfer or other disposition is made shall succeed to, and be substituted for and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation or Person had been named as the Company herein and the Company shall be released from all obligations hereunder.

ARTICLE XIII

SUPPLEMENTAL INDENTURES

Section 13.01 Supplemental Indentures Without Consent Of Noteholders. (a) The Company, when authorized by Board Resolution, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:

(1) to make such provision in regard to matters or questions arising under this Indenture as may be necessary or desirable, and not inconsistent with this Indenture or prejudicial to the interests of the Holders in any material respect, for the purpose of supplying any omission, curing any ambiguity, or curing, correcting or supplementing any defective or inconsistent provision;

(2) to change or eliminate any of the provisions of this Indenture, provided that any such change or elimination shall become effective only when there is no Note outstanding created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision or such change or elimination is applicable only to Notes issued after the effective date of such change or elimination;

(3) to establish the form of Notes of any series as permitted by Section 2.01 hereof or to establish or reflect any terms of any Note of any series determined pursuant to Section 2.05 hereof;

(4) to evidence the succession of another corporation to the Company as permitted hereunder, and the assumption by any such successor of the covenants of the Company herein and in the Notes;

(5) to grant to or confer upon the Trustee for the benefit of the Holders any additional rights, remedies, powers or authority;

(6) to permit the Trustee to comply with any duties imposed upon it by law;

(7) to specify further the duties and responsibilities of, and to define further the relationships among, the Trustee, any Authenticating Agent and any paying agent, and to evidence the succession of a successor Trustee as permitted hereunder;

(8) to add to the covenants of the Company for the benefit of the Holders of one or more series of Notes, to add security for all of the Notes, to surrender a right or power conferred on the Company herein or to add any Event of Default with respect to one or more series of Notes;

(9) to add provisions permitting the Company to be released with respect to one or more series of outstanding Notes from its obligations under Article XII (and providing that no Event of Default shall be deemed to have occurred as a result of the Company’s noncompliance with such obligations) if the Company makes the deposit of cash and/or U.S. Government Obligations with respect to such series of Notes required by Section 5.01 and otherwise complies with the requirements of such Section (except that the opinion of counsel referred to in Section 5.01(a)(3) need not be based on an External Tax Pronouncement); and

(10) to make any other change that is not prejudicial to the Holders.

(b) The Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer and assignment of any property thereunder, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

(c) Any supplemental indenture authorized by this Section 13.01 may be executed by the Company and the Trustee without the consent of the Holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 13.02 hereof.

Section 13.02 Supplemental Indentures With Consent Of Noteholders. (a) With the consent (evidenced as provided in Section 10.01 hereof) of the Holders of a majority in aggregate principal amount of the Notes of all series at the time outstanding, considered as one class, the Company, when authorized by Board Resolution, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of any supplemental indenture or of modifying or waiving in any manner the rights of the Noteholders; provided that no such supplemental indenture shall:

(1) change the Stated Maturity of any Note, or reduce the rate (or change the method of calculation thereof) or extend the time of payment of interest thereon, or reduce the principal amount thereof or any premium thereon, or change the coin or currency in which the principal of any Note or any premium or interest thereon is payable, or change the date on which any Note may be redeemed or adversely affect the rights of the Noteholders to institute suit for the enforcement of any payment of principal of or any premium or interest on any Note, in each case without the consent of the Holder of each Note so affected; or

(2) modify this Section 13.02(a) or reduce the aforesaid percentage of Notes, the Holders of which are required to consent to any such supplemental indenture or to reduce the percentage of Notes, the Holders of which are required to waive Events of Default, in each case, without the consent of the Holders of all of the Notes affected thereby then outstanding.

(b) Upon the request of the Company, accompanied by a copy of the Board Resolution authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Noteholders as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

(c) A supplemental indenture which changes, waives or eliminates any covenant or other provision of this Indenture (or any supplemental indenture) which has expressly been included solely for the benefit of one or more series of Notes, or which modifies the rights of the Holders of Notes of such series with respect to such covenant or provision, shall be deemed not to affect the rights under this Indenture of the Holders of Notes of any other series.

(d) It shall not be necessary for the consent of the Holders of Notes under this Section 13.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

(e) Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to this Section 13.02, the Trustee shall give notice in the manner provided in Section 15.10 hereof, setting forth in general terms the substance of such supplemental indenture, to all Noteholders. Any failure of the Trustee to give such notice or any defect therein shall not, however, in any way impair or affect the validity of any such supplemental indenture.

Section 13.03 Compliance With Trust Indenture Act; Effect Of Supplemental Indentures. Any supplemental indenture executed pursuant to this Article XIII shall comply with the TIA. Upon the execution of any supplemental indenture pursuant to this Article XIII, the Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the Noteholders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 13.04 Notation On Notes. Notes of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article XIII may bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes of any series so modified as approved by the Trustee and the Board of Directors with respect to any modification of this Indenture contained in any such supplemental indenture may be prepared and executed by the Company, authenticated by the Trustee and delivered in exchange for the Notes of such series then outstanding.

Section 13.05 Evidence Of Compliance Of Supplemental Indenture To Be Furnished Trustee. The Trustee, subject to Sections 9.01 and 9.02 hereof, shall be provided with an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article XIII.

ARTICLE XIV

IMMUNITY OF INCORPORATORS,

SHAREHOLDERS, OFFICERS AND DIRECTORS

Section 14.01 Indenture And Notes Solely Corporate Obligations. No recourse for the payment of the principal of or any premium or interest on any Note, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company, contained in this Indenture or in any supplemental indenture, or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issuance of the Notes.

ARTICLE XV

MISCELLANEOUS PROVISIONS

Section 15.01 Provisions Binding On Company’s Successors. All the covenants, stipulations, promises and agreements made by the Company in this Indenture shall bind its successors and assigns whether so expressed or not.

Section 15.02 Official Acts By Successor Corporation. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation that shall at the time be the lawful successor of the Company.

Section 15.03 Notices. Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Noteholders on the Company may be given or served by being deposited postage prepaid in a post office letter box addressed (until another address is filed by the Company with the Trustee) at the Principal Executive Offices of the Company, to the attention of the Secretary. Any notice, direction, request or demand by any Noteholder or the Company to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or made in writing at the Corporate Trust Office of the Trustee, Attention: Corporate Trust Administration.

Section 15.04 Governing Law. This Indenture and each Note shall be governed by and deemed to be a contract under, and construed in accordance with, the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State without regard to conflicts of law principles thereof.

Section 15.05 Evidence Of Compliance With Conditions Precedent. (a) Upon any application or demand by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture (including any covenants compliance with which constitutes a condition precedent) relating to the proposed action have been complied with and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

(b) Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture (other than the certificates delivered pursuant to Section 6.06 hereof) shall include (1) a statement that each Person making such certificate or opinion has read such covenant or condition and the definitions relating thereto; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (3) a statement that, in the opinion of each such Person, such Person has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with.

(c) In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

(d) Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which such certificate or opinion is based are erroneous. Any such certificate or opinion of counsel delivered under the Indenture may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such person knows, or in the exercise of reasonable care should know, that the certificate or opinion of representations with respect to such matters are erroneous. Any opinion of counsel delivered hereunder may contain standard exceptions and qualifications reasonably satisfactory to the Trustee.

(e) Any certificate, statement or opinion of any officer of the Company, or of counsel, may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an independent public accountant or firm of accountants, unless such officer or counsel, as the case may be, knows that the certificate or opinions or representations with respect to the accounting matters upon which the certificate, statement or opinion of such officer or counsel may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous. Any certificate or opinion of any firm of independent public accountants filed with the Trustee shall contain a statement that such firm is independent.

(f) Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 15.06 Business Days. Unless otherwise provided pursuant to Section 2.05(c) hereof, in any case where the date of Maturity of the principal of or any premium or interest on any Note or the date fixed for redemption of any Note is not a Business Day, then payment of such principal or any premium or interest need not be made on such date but may be made on the next succeeding Business Day with the same force and effect as if made on the date of Maturity or the date fixed for redemption, and, in the case of timely payment thereof, no interest shall accrue for the period from and after such Interest Payment Date or the date on which the principal or premium of the Note is required to be paid.

Section 15.07 Trust Indenture Act To Control. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by the TIA, such required provision of the TIA shall govern.

Section 15.08 Table Of Contents, Headings, Etc. The table of contents and the titles and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 15.09 Execution In Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

Section 15.10 Manner Of Mailing Notice To Noteholders. (a) Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or the Company to or on the Holders of Notes, as the case may be, shall be given or served by first-class mail, postage prepaid, addressed to the Holders of such Notes at their last addresses as the same appear on the register for the Notes referred to in Section 2.06, and any such notice shall be deemed to be given or served by being deposited in a post office letter box in the form and manner provided in this Section 15.10. In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give notice to any Holder by mail, then such notification to such Holder as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

(b) The Company shall also provide any notices required under this Indenture by publication, but only to the extent that such publication is required by the TIA, the rules and regulations of the Commission or any securities exchange upon which any series of Notes is listed.

Section 15.11 Approval By Trustee Of Counsel. Wherever the Trustee is required to approve counsel who is to furnish evidence of compliance with conditions precedent in this Indenture, such approval by the Trustee shall be deemed to have been given upon the taking of any action by the Trustee pursuant to and in accordance with the certificate or opinion so furnished by such counsel.

Section 15.12 Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

IN WITNESS WHEREOF, UNION ELECTRIC COMPANY has caused this Indenture to be signed and acknowledged by its                     , and attested by its                     , and                      has caused this Indenture to be signed, as of the day and year first written above.

UNION ELECTRIC COMPANY

By

Name:
Title:

ATTEST:

Name:
Title:

, AS TRUSTEE

By
Name:
Title:

EXHIBIT A

FORM OF GLOBAL NOTE

REGISTERED	REGISTERED

THIS NOTE IS A GLOBAL NOTE REGISTERED IN THE NAME OF THE DEPOSITARY (REFERRED TO HEREIN) OR A NOMINEE THEREOF AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE FOR THE INDIVIDUAL NOTES REPRESENTED HEREBY AS PROVIDED IN THE INDENTURE REFERRED TO BELOW, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK), TO THE TRUSTEE FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNION ELECTRIC COMPANY

SENIOR NOTE,     % DUE

CUSIP:	NUMBER:
ORIGINAL ISSUE DATE:	PRINCIPAL AMOUNT:
INTEREST RATE:	MATURITY DATE:

UNION ELECTRIC COMPANY, a corporation of the State of Missouri (the “COMPANY”), for value received hereby promises to pay to CEDE & CO. or registered assigns, the principal sum of              DOLLARS ($            ) on the Maturity Date set forth above, and to pay interest thereon from                      or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on the and                      in each year, commencing                     , at the per annum Interest Rate set forth above, until the principal hereof is paid or made available for payment. No interest shall accrue on the Maturity Date, so long as the principal amount of this Note is paid on the Maturity Date. The interest so payable and punctually paid or duly provided for on any such Interest Payment Date (except for interest payable on the Maturity Date set forth above or, if applicable, upon redemption or acceleration) will, as provided in the Indenture (as defined below), be paid to the Person in whose name this Note is registered at the close of business on the Regular Record Date for such interest, which shall be the                      or                     , as the case may be, next preceding such Interest Payment Date; provided, that the first Interest Payment Date for any part of this Note, the Original Issue Date of which is after a Regular Record Date but prior to the applicable Interest Payment Date, shall be the Interest Payment Date following the next succeeding Regular Record Date; and provided, that interest payable on the Maturity Date set forth above or, if applicable, upon redemption or acceleration, shall be payable to the Person to whom principal shall be payable. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and shall be paid to the Person in whose name this Note is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Noteholders not more than fifteen days or fewer than ten days prior to such Special Record Date. Payment of the principal of and interest and premium on this shall be payable pursuant to Section 2.12(a) of the Indenture.

This Note is a Global Note in respect of a duly authorized issue of Senior Notes,     % Due                      (the “NOTES OF THIS SERIES”, which term includes any Global Notes representing such Notes) of the Company

issued and to be issued under an Indenture dated as of                      between the Company and                     , as trustee (herein called the “TRUSTEE”, which term includes any successor Trustee under the Indenture) and indentures supplemental thereto (collectively, the “INDENTURE”). Under the Indenture, one or more series of notes may be issued and, as used herein, the term “Notes” refers to the Notes of this Series and any other outstanding series of Notes. Reference is hereby made to the Indenture for a more complete statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Noteholders and of the terms upon which the Notes are and are to be authenticated and delivered. This Note has been issued in respect of the series designated on the first page hereof, in the aggregate principal amount of $            .

Each Note of this Series shall be dated and issued as of the date of its authentication by the Trustee and shall bear an Original Issue Date. Each Note issued upon transfer, exchange or substitution of such Note or Global Note shall bear the Original Issue Date of such transferred, exchanged or substituted Note or Global Note, as the case may be.

[Insert redemption provisions, if any]

Interest payments for this Note shall be computed and paid on the basis of a 360-day year of twelve 30-day months (and for any partial period shall be calculated on the basis of the number of days elapsed in a 360-day year of twelve 30-day months). In any case where any Interest Payment Date or date on which the principal of this Note is required to be paid is not a Business Day, then payment of principal, premium or interest need not be made on such date but may be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date or date on which the principal of this Note is required to be paid and, in the case of timely payment thereof, no interest shall accrue for the period from and after such Interest Payment Date or the date on which the principal of this Note is required to be paid.

The Company, at its option, and subject to the terms and conditions provided in the Indenture, will be discharged from any and all obligations in respect of the Notes (except for certain obligations including obligations to register the transfer or exchange of Notes, replace stolen, lost or mutilated Notes, maintain paying agencies and hold monies for payment in trust, all as set forth in the Indenture) if the Company deposits with the Trustee money, U.S. Government Obligations which through the payment of interest thereon and principal thereof in accordance with their terms will provide money, or a combination of money and U.S. Government Obligations, in any event in an amount sufficient, without reinvestment, to pay all the principal of and any premium and interest on the Notes on the dates such payments are due in accordance with the terms of the Notes.

If an Event of Default shall occur and be continuing, the principal of and interest on the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modifications of the rights and obligations of the Company and the rights of the Noteholders under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the outstanding Notes. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange therefor or in lieu thereof whether or not notation of such consent or waiver is made upon this Note.

As set forth in and subject to the provisions of the Indenture, no Holder of any Notes will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to such Notes, the Holders of not less than a majority in principal amount of the outstanding Notes affected by such Event of Default shall have made written request and offered indemnity reasonably satisfactory to the Trustee to institute such proceeding as Trustee and the Trustee shall have failed to institute such proceeding within 60 days; provided, however, that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal of and any premium or interest on this Note on or after the respective due dates expressed here.

No reference herein to the Indenture and to provisions of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note at the times, places and rates and the coin or currency prescribed in the Indenture.

As provided in the Indenture and subject to certain limitations therein set forth, this Note may be transferred only as permitted by the legend hereto and the provisions of the Indenture.

The Indenture and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York without regard to conflicts of law principles thereof.

Unless the certificate of authentication hereon has been executed by the Trustee, directly or through an Authenticating Agent by manual signature of an authorized officer, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture unless otherwise indicated herein.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

UNION ELECTRIC COMPANY

By:

Title:

Attest:

Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

Dated:

This Note is one of the Notes of the series herein designated, described or provided for in the within-mentioned Indenture.

, As Trustee

By:
Authorized Signatory

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM — as tenants in common	UNIF GIFT
	MIN ACT -		Custodian
		(Cust)		(Minor)

TEN ENT — as tenants by the entireties	Under Uniform Gifts to Minors

JT TEN — as joint tenants with right of survivorship and not as tenants in common
State

Additional abbreviations may also be used

though not in the above list.

FOR VALUE RECEIVED the undersigned hereby sell(s),

assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE

Please print or typewrite name and address

including postal zip code of assignee

the within note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said note on the books of the Company, with full power of substitution in the premises.
Dated:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.
Signature(s) must be guaranteed by a financial institution that is a member of the Securities Transfer Agents Medallion Program (“STAMP”), the Stock Exchanges Medallion Program (“SEMP”) or the New York Stock Exchange, Inc. Medallion Signature Program (“MSP”).

EXHIBIT B

FORM OF NOTE

REGISTERED	REGISTERED

UNION ELECTRIC COMPANY

SENIOR NOTE,     % DUE

CUSIP:	PRINCIPAL AMOUNT:
ORIGINAL ISSUE DATE:	MATURITY DATE:
INTEREST RATE:	NUMBER:

UNION ELECTRIC COMPANY, a corporation of the State of Missouri (the “COMPANY”), for value received hereby promises to pay to                      or registered assigns, the principal sum of                      DOLLARS ($            ) on the Maturity Date set forth above, and to pay interest thereon from                      or from the most recent date to which interest has been paid or duly provided for, semi-annually in arrears on                      and                      in each year, commencing                     , at the per annum Interest Rate set forth above, until the principal hereof is paid or made available for payment. No interest shall accrue on the Maturity Date, so long as the principal amount of this Note is paid in full on the Maturity Date. The interest so payable and punctually paid or duly provided for on any such Interest Payment Date will (except for interest payable on the Maturity Date or, if applicable, upon redemption or acceleration), as provided in the Indenture (as defined below), be paid to the Person in whose name this Note is registered at the close of business on the Regular Record Date for such interest, which shall be the                      or                     , as the case may be, next preceding such Interest Payment Date; provided that the first Interest Payment Date for any Note, the Original Issue Date of which is after a Regular Record Date but prior to the applicable Interest Payment Date, shall be the Interest Payment Date following the next succeeding Regular Record Date; and provided, that interest payable on the Maturity Date set forth above or, if applicable, upon redemption or acceleration, shall be payable to the Person to whom principal shall be payable. Except as otherwise provided in the Indenture (referred to on the reverse hereof), any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and shall be paid to the Person in whose name this Note is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Noteholders not more than fifteen days nor fewer than ten days prior to such Special Record Date. Principal, applicable premium and interest due at the Maturity of this Note shall be payable in immediately available funds when due upon presentation and surrender of this Note at the corporate trust office of the Trustee or at the authorized office of any paying agent in the Borough of Manhattan, The City and State of New York. Interest on this Note (other than interest payable at Maturity) shall be paid by check payable in clearinghouse funds to the Holder as its name appears on the register; provided, that if the Trustee receives a written request from any Holder of Notes, the aggregate principal amount of all of which having the same Interest Payment Date as this Note equals or exceeds $10,000,000, on or before the applicable Regular Record Date for such Interest Payment Date, interest on the Note shall be paid by wire transfer of immediately available funds to a bank within the continental United States (designated by such Holder in its request or by direct deposit into the account of such Holder designated by such Holder in its request if such account is maintained with the Trustee or any paying agent.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH IN FULL ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH IN FULL AT THIS PLACE.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, directly or through an Authenticating Agent by manual signature of an authorized officer, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

UNION ELECTRIC COMPANY

By:

Title:

Attest:

Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

Dated:

This Note is one of the Notes of the series herein designated, described or provided for in the within-mentioned Indenture.

, As Trustee

By:
Authorized Signatory

[FORM OF REVERSE OF NOTE]

UNION ELECTRIC COMPANY

SENIOR NOTE,     % DUE

This Note is one of a duly authorized issue of Senior Notes,     % Due                      Series (the “NOTES OF THIS SERIES”) of the Company issued and to be issued under an Indenture dated as of                     , between the Company and                     , as trustee (herein called the “TRUSTEE”, which term includes any successor Trustee under the Indenture) and indentures supplemental thereto (collectively, the “INDENTURE”). Under the Indenture, one or more series of notes may be issued and, as used herein, the term “Notes” refers to the Notes of this Series and any other outstanding series of Notes. Reference is hereby made to the Indenture for a more complete statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Noteholders and of the terms upon which the Notes are and are to be authenticated and delivered. This Note is one of the series designated on the face hereof, limited in aggregate principal amount to $            .

Each Note of this Series shall be dated and issued as of the date of its authentication by the Trustee and shall bear an Original Issue Date. Each Note issued upon transfer, exchange or substitution of such Note shall bear the Original Issue Date of such transferred, exchanged or substituted Note, as the case may be.

[Insert redemption provisions, if any]

Interest payments for this Note shall be computed and paid on the basis of a 360-day year of twelve 30-day months (and for any partial periods shall be calculated on the basis of the number of days elapsed in a 360-day year of twelve 30-day months). In any case where any Interest Payment Date or the date on which the principal of this Note is required to paid is not a Business Day, then payment of principal, premium or interest need not be made on such date but may be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date or the date on which the principal of this Note is required to be paid, and, in the case of timely payment thereof, no interest shall accrue for the period from and after such Interest Payment Date or the date on which the principal of this Note is required to be paid.

The Company, at its option, and subject to the terms and conditions provided in the Indenture, will be discharged from any and all obligations in respect of the Notes (except for certain obligations including obligations to register the transfer or exchange of Notes, replace stolen, lost or mutilated Notes, maintain paying agencies and hold monies for payment in trust, all as set forth in the Indenture) if the Company deposits with the Trustee money, U.S. Government Obligations which through the payment of interest thereon and principal thereof in accordance with their terms will provide money, or a combination of money and U.S. Government Obligations, in any event in an amount sufficient, without reinvestment, to pay all the principal of and any premium and interest on the Notes on the dates such payments are due in accordance with the terms of the Notes.

If an Event of Default shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modifications of the rights and obligations of the Company and the rights of the Noteholders under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the outstanding Notes. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange therefor in lieu thereof whether or not notation of such consent or waiver is made upon the Note.

As set forth in and subject to the provisions of the Indenture, no Holder of any Notes will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to such Notes, the Holders of not less than a majority in principal amount of the outstanding Notes affected by such Event of Default shall have made written request and offered indemnity reasonably satisfactory to the Trustee to institute such proceeding as Trustee and the Trustee shall have failed to institute such proceeding within 60 days; provided, however, that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal of and any premium or interest on this Note on or after the respective due dates expressed here.

No reference herein to the Indenture and to provisions of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note at the times, places and rates and the coin or currency prescribed in the Indenture.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Note register. Upon surrender of this Note for registration or transfer at the corporate trust office of the Trustee or such other office or agency as may be designated by the Company in the Borough of Manhattan, the City and State of New York, endorsed by or accompanied by a written instrument of transfer in form satisfactory to the Company and the Note registrar, duly executed by the Holder hereof or the attorney in fact of such Holder duly authorized in writing, one or more new Notes of this Series of like tenor and of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees.

The Notes of this Series are issuable only in registered form, without coupons, in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes of this Series are exchangeable for a like aggregate principal amount of Notes of this Series of like tenor and of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner thereof for all purposes, whether or not this Note is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

The Indenture and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York without regard to conflicts of law principles thereof.

All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM — as tenants in common	UNIF GIFT
	MIN ACT -		Custodian
		(Cust)		(Minor)

TEN ENT — as tenants by the entireties	under Uniform Gifts to Minors

JT TEN — as joint tenants with right of survivorship and not as tenants in common
State

Additional abbreviations may also be used

though not in the above list.

FOR VALUE RECEIVED the undersigned hereby sell(s),

assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE

Please print or typewrite name and address

including postal zip code of assignee

the within note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said note on the books of the Company, with full power of substitution in the premises.
Dated:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.
Signature(s) must be guaranteed by a financial institution that is a member of the Securities Transfer Agents Medallion Program (“STAMP”), the Stock Exchanges Medallion Program (“SEMP”) or the New York Stock Exchange, Inc. Medallion Signature Program (“MSP”).